                                                                  EXECUTION COPY
                                                                        09/05/97



                                LOAN AGREEMENT

                                    BETWEEN

                            METROTRANS CORPORATION

                                      AND

                               NATIONSBANK, N.A.


                         DATED AS OF SEPTEMBER 5, 1997

                               TABLE OF CONTENTS

ARTICLE 1  Definitions................................................................  1
           -----------
   Section 1.1         Defined Terms..................................................  1
   Section 1.2         Interpretation................................................. 10
   Section 1.3         Cross References............................................... 10

ARTICLE 2  Loans...................................................................... 10
           -----
   Section 2.1         The Loans...................................................... 10
   Section 2.2         Manner of Borrowing and Disbursement........................... 11
   Section 2.3         Interest....................................................... 12
   Section 2.4         Fees........................................................... 13
   Section 2.5         Reduction of Commitment........................................ 13
   Section 2.6         Prepayment..................................................... 14
   Section 2.7         Repayment...................................................... 14
   Section 2.8         Notes and Loan Account......................................... 14
   Section 2.9         Manner of Payment.............................................. 14
   Section 2.10        Reimbursement.................................................. 15
   Section 2.11        Capital Adequacy............................................... 15

ARTICLE 3  Conditions Precedent....................................................... 16
           --------------------
   Section 3.1         Conditions Precedent to Initial Advance........................ 16
   Section 3.2         Conditions Precedent to Each Advance........................... 17

ARTICLE 4  Representations and Warranties............................................. 18
           ------------------------------
   Section 4.1         Representations and Warranties................................. 18

ARTICLE 5  General Covenants.......................................................... 24
           -----------------
   Section 5.1         Preservation of Existence and Similar Matters.................. 24
   Section 5.2         Business; Compliance with Applicable Law....................... 24
   Section 5.3         Maintenance of Properties...................................... 24
   Section 5.4         Accounting Methods and Financial Records....................... 24
   Section 5.5         Insurance...................................................... 25
   Section 5.6         Payment of Taxes and Claims.................................... 25
   Section 5.7         Visits and Inspections......................................... 25
   Section 5.8         Payment of Indebtedness........................................ 25
   Section 5.9         Use of Proceeds................................................ 25
   Section 5.10        Compliance with ERISA.......................................... 26
   Section 5.11        Indemnity...................................................... 27
   Section 5.12        Payment of Wages............................................... 27
   Section 5.13        Covenants Regarding Formation of Subsidiaries and Acquisitions. 28
   Section 5.14        Further Assurances............................................. 28
   Section 5.15        Environmental Laws............................................. 28
   Section 5.16        Lien Searches and Good Standing Certificates................... 28

ARTICLE 6  Information Covenants............................................................... 29
           ---------------------
   Section 6.1         Audited Annual Financial Statements and Information; Certificate of
                         No Default............................................................ 29
   Section 6.2         Quarterly Financial Statements and Information.......................... 29
   Section 6.3         Performance Certificates................................................ 29
   Section 6.4         Copies of Other Reports................................................. 30
   Section 6.5         Notice of Litigation and Other Matters.................................. 30

ARTICLE 7  Negative Covenants.................................................................. 31
           ------------------
   Section 7.1         Indebtedness............................................................ 31
   Section 7.2         Limitation on Liens..................................................... 32
   Section 7.3         Amendment and Waiver.................................................... 32
   Section 7.4         Liquidation; Merger; Change in Name; Disposition of Assets.............. 32
   Section 7.5         Limitation on Guaranties................................................ 32
   Section 7.6         Investments and Acquisitions............................................ 33
   Section 7.7         Affiliate Transactions.................................................. 33
   Section 7.8         Restricted Payments and Purchases....................................... 33
   Section 7.9         Leverage Ratio.......................................................... 33
   Section 7.10        Capitalization Ratio.................................................... 33
   Section 7.11        Minimum Tangible Net Worth.............................................. 33
   Section 7.12        Fixed Charge Ratio...................................................... 34
   Section 7.13        ERISA Liabilities....................................................... 34
   Section 7.14        No Limitation on Upstream Dividends by Subsidiaries..................... 34

ARTICLE 8  Default............................................................................. 34
           -------
   Section 8.1         Events of Default....................................................... 34
   Section 8.2         Remedies................................................................ 36
   Section 8.3         Payments Subsequent to Declaration of Event of Default.................. 36

ARTICLE 9  Change in Circumstances............................................................. 37
           -----------------------
   Section 9.1         LIBOR Basis Determination Inadequate.................................... 37
   Section 9.2         Illegality.............................................................. 37
   Section 9.3         Increased Costs......................................................... 38
   Section 9.4         Effect On Other Advances................................................ 38

ARTICLE 10  Miscellaneous...................................................................... 39
            -------------
   Section 10.1        Notices................................................................. 39
   Section 10.2        Expenses................................................................ 40
   Section 10.3        Waivers................................................................. 40
   Section 10.4        Set-Off................................................................. 41
   Section 10.5        Assignment.............................................................. 41
   Section 10.6        Counterparts............................................................ 41
   Section 10.7        GOVERNING LAW........................................................... 41
   Section 10.8        Severability............................................................ 42

   Section 10.9        Interest and Charges.................................................... 42
   Section 10.10       Headings................................................................ 42
   Section 10.11       Pronouns................................................................ 42
   Section 10.12       Entire Agreement; Amendments............................................ 42
   Section 10.13       Mediation............................................................... 42

                                   EXHIBITS

Exhibit A-1 -  Form of Borrower Loan Certificate
Exhibit A-2 -  Form of Subsidiary Loan Certificate
Exhibit B -    Form of Negative Pledge Agreement
Exhibit C -    Form of Subsidiary Guaranty
Exhibit D -    Form of Note
Exhibit E -    Form of Request for Advance
Exhibit F -    Form of Performance Certificate

                                   SCHEDULES

Schedule 1 -   Letters of Credit
Schedule 2 -   Liens on the Agreement Date
Schedule 3 -   Subsidiaries
Schedule 4 -   Patents and Trademarks
Schedule 5 -   Location of Books, Records and Personal Property
Schedule 6 -   Agreements with Affiliates
Schedule 7 -   Environmental Matters

                                LOAN AGREEMENT


     THIS LOAN AGREEMENT (this "Loan Agreement") is made as of this 5th day of September, 1997 between METROTRANS CORPORATION, a Georgia corporation, as borrower (the "Borrower"), and NATIONSBANK, N.A., a national banking association, as lender (the "Lender").

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, the Borrower has requested that the Lender make available to the Borrower a revolving credit facility permitting advances of up to Sixteen Million Dollars ($16,000,000) at any one time outstanding; and

     WHEREAS, the Lender is willing to extend such financing to the Borrower subject to the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties hereto, Borrower and Lender hereby agree as follows:

                             ARTICLE 1 Definitions
                                       -----------

     Section 1.1 Defined Terms. When used herein the following terms shall have
                 -------------
the following meanings (terms in the singular to have the same meaning when used in the plural and vice versa):

     "Acquisition" shall mean (whether by purchase, lease, exchange, issuance of
      -----------
stock or other equity or debt securities, merger, reorganization or any other method) (i) any acquisition by the Borrower or any of its Subsidiaries of any other Person, which Person shall then become consolidated with the Borrower or any such Subsidiary in accordance with GAAP, or (ii) any acquisition by the Borrower or any of its Subsidiaries of all or any substantial part of the assets of any other Person.

     "Adjusted Net Income" shall mean, for the Borrower and its Subsidiaries on
      -------------------
a consolidated basis, for any fiscal period, the sum of (a) Net Income after taxes for such fiscal period plus (b) the aggregate proceeds from any equity issuance (less any costs and fees) during such fiscal period.

     "Advance" or "Advances" shall mean the amount advanced by the Lender to the
      -------      --------
Borrower pursuant to Article 2 hereof on the occasion of any borrowing.

     "Affiliate" shall mean with respect to any Person, any other Person
      ---------
directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. For purposes of this definition, "control" when used with respect to any Person includes, without limitation, the direct or indirect beneficial ownership of more than ten percent (10%) of the outstanding voting securities or voting equity of such Person or the power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agreement" shall mean this Agreement.
      ---------

     "Agreement Date" shall mean the date as of which this Agreement is dated.
      --------------

     "Applicable Law" shall mean in respect of any Person, all provisions of
      --------------
constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which such Person or its properties are bound.

     "Applicable Margin" shall mean the interest rate margin applicable to LIBOR
      -----------------
Advances determined in accordance with Section 2.3(f) hereof.

     "Authorized Signatory" shall mean such senior personnel of the Borrower or
      --------------------
any of its Subsidiaries, as applicable, as may be duly authorized and designated in writing by the Borrower or any such Subsidiary, as applicable, to execute documents, agreements and instruments on behalf of the Borrower or such Subsidiary, as applicable.

     "Available Commitment" shall mean, at any time, the difference between (a)
      --------------------
the Commitment in effect on such date minus (b) the sum of (i) the aggregate principal amount of all Loans outstanding on such date, and (ii) the aggregate outstanding face amount of all Letters of Credit.

     "Borrower" shall mean Metrotrans Corporation, a Georgia corporation.
      --------

     "Business Day" shall mean a day on which banks are open for the transaction
      ------------
of business required for this Agreement in London, England and Atlanta, Georgia.

     "Capital Expenditures" shall mean, in respect of any Person, expenditures
      --------------------
for the purchase of assets of long-term use which should be capitalized in accordance with GAAP.

     "Capitalization" shall mean, for the Borrower and its Subsidiaries on a
      --------------
consolidated basis, the sum of Indebtedness for Money Borrowed plus stockholders' equity for the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP.

     "Capitalization Ratio" shall mean, as of any date, the ratio of (a)
      --------------------
Indebtedness for Money Borrowed on such date, to (b) Capitalization on such date.

     "Capitalized Lease Obligation" shall mean that portion of any obligation of
      ----------------------------
a Person as lessee under a lease which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time
      ----
to time.

     "Commercial Letter of Credit" shall mean a documentary letter of credit
      ---------------------------
issued by the Lender in respect of the purchase of goods or services by the Borrower in the ordinary course of Borrower's business.

     "Commitment" shall mean the obligation of the Lender to make Advances to,
      ----------
or issue Letters of Credit on behalf of, the Borrower from time to time, pursuant to the terms hereof in the aggregate amount outstanding of Sixteen Million Dollars ($16,000,000.00).

     "Default" shall mean any of the events specified in Section 8.1 hereof,
      -------
regardless of whether there shall have occurred any passage of time or giving of notice, or both, that would be necessary in order to constitute such event an Event of Default.

     "Default Rate" shall mean a simple interest rate per annum equal to the sum
      ------------
of the Prime Rate plus two (2) percentage points.

     "Dollars" shall mean lawful currency of the United States of America.
      -------

     "EBIT" shall mean, for the Borrower and its Subsidiaries on a consolidated
      ----
basis for any fiscal period, Net Income for such fiscal period (after eliminating any extraordinary gains and losses, including gains and losses from the sale of assets other than in the ordinary course of business), plus, to the extent deducted in determining Net Income, the sum of each of the following for such fiscal period: (a) interest expense and (b) income tax expense, including reserves for deferred taxes not payable currently.

     "EBITDA" shall mean, for the Borrower and its Subsidiaries on a
      ------
consolidated basis for any fiscal period, Net Income for such fiscal period (after eliminating any extraordinary gains and losses, including gains and losses from the sale of assets other than in the ordinary course of business), plus, to the extent deducted in determining Net Income, the sum of each of the following for such fiscal period: (a) depreciation and amortization allowances,
(b) interest expense, (c) income tax expense, including reserves for deferred taxes not payable currently and (d) all other non-cash items.

     "EBITR" shall mean, for the Borrower and its Subsidiaries on a consolidated
      -----
basis for any fiscal period, Net Income for such fiscal period (after eliminating any extraordinary gains and losses, including gains and losses from the sale of assets other than in the ordinary course of business), plus, to the extent deducted in determining Net Income, the sum of each of the following for such fiscal period: (a) interest expense, (b) income tax expense, including reserves for deferred taxes not payable currently, and (c) Rental/Lease Expense.

     "Employee Pension Plan" shall mean any Plan which is maintained by the
      ---------------------
Borrower, any of its Subsidiaries or any ERISA Affiliate.

     "Environmental Laws" shall mean all applicable federal, state or local
      ------------------
laws, statutes, rules, regulations or ordinances, codes, common law, consent agreements, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to public health, safety or the pollution or protection of the environment, including, without limitation, those relating to releases, discharges, emissions, spills, leaching, or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, or to exposure to toxic, hazardous or other controlled, prohibited, or regulated substances, including, without limitation, any such provisions under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, (42 U.S.C. (S) 9601 et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986, as amended, or the Solid Waste Disposal Act, as amended (42 U.S.C. (S) 6901 et seq.).

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
in effect from time to time.

     "ERISA Affiliate" shall mean any Person, including a Subsidiary or an
      ---------------
Affiliate of the Borrower, that is a member of any group of organizations

(within the meaning of Code Section 414(b), 414(c), 414(m), or 414(o)) of which the Borrower is a member.

     "Event of Default" shall mean any of the events specified in Section 8.1
      ----------------
hereof, provided that any requirement for notice or lapse of time has been satisfied.

     "Fixed Charge Ratio" shall mean, for any calculation date, the ratio of (a)
      ------------------
EBITR for the Borrower and its Subsidiaries on a consolidated basis with respect to the most recently completed four (4) fiscal quarters, to (b) Fixed Charges.

     "Fixed Charges" shall mean for the Borrower and its Subsidiaries on a
      -------------
consolidated basis with respect to the most recently completed four (4) fiscal quarters, the sum of (a) GAAP Interest Expense for the Borrower and its Subsidiaries during such fiscal period; and (b) Rental/Lease Expense for the Borrower and its Subsidiaries during such fiscal period.

     "GAAP" shall mean, as in effect from time to time, generally accepted
      ----
accounting principles in the United States consistently applied.

     "GAAP Interest Expense" shall mean, for any fiscal period, all interest
      ---------------------
expense of the Borrower and its Subsidiaries on a consolidated basis during such fiscal period calculated in accordance with GAAP.

     "Governmental Authority" shall mean any nation or government, any state or
      ----------------------
other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guaranty" or "Guaranteed", as applied to an obligation, shall mean and
      --------      ----------
include (a) a guaranty, direct or indirect, in any manner, of all or any part of such obligation and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit.

     "Hazardous Materials" shall mean any hazardous materials, hazardous wastes,
      -------------------
hazardous constituents, hazardous or toxic substances, petroleum products (including crude oil or any fraction thereof), friable asbestos containing materials defined or regulated as such in or under any Environmental Law.

     "Indebtedness" shall mean, with respect to any Person, (a) all items,
      ------------
except items of partners' equity or capital stock or surplus or general contingency or deferred tax reserves, which in accordance with GAAP, consistently applied, would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, (b) all direct or indirect obligations secured by any Lien to which any property or asset owned by such Person is subject, whether or not the obligation secured thereby shall have been assumed, (c) to the extent not otherwise included, all obligations of other Persons which such Person has guaranteed, including but not limited to, all obligations of such Person consisting of recourse liability with respect to accounts receivable sold or otherwise disposed of by such Person, and (d) to the extent not otherwise included, all Capitalized Lease Obligations of such Person and all obligations of such Person with respect to leases constituting part of a sale and leaseback arrangement.

     "Indebtedness for Money Borrowed" shall mean, with respect to any Person,
      -------------------------------
Indebtedness for money borrowed and Indebtedness represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments, all Indebtedness upon which interest charges are customarily paid, all Capitalized Lease Obligations (excluding Capitalized Leases arising from the sale of products under a sales-type lease in accordance with GAAP), all reimbursement obligations with respect to outstanding letters of credit without duplication, all Indebtedness issued or assumed as full or partial payment for property or services (other than trade payables arising in the ordinary course of business, but only if and so long as such accounts are payable on customary trade terms), whether or not any such notes, drafts, obligations or Indebtedness represent Indebtedness for money borrowed.

     "Interest Period" shall mean (a) in connection with any Prime Rate Advance,
      ---------------
the period beginning on the date such Advance is made and ending on the last day of the calendar month in which such Advance is made, provided, however, that if a Prime Rate Advance is made on the last day of any calendar month, it shall have an Interest Period ending on, and its Payment Date shall be, the last day of the following calendar month, and (b) in connection with any LIBOR Advance, a period of one (1), two(2), three (3), or six (6) months selected by the Borrower or otherwise determined in accordance with this Agreement. Notwithstanding the foregoing, however, (i) any applicable Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless, with respect to LIBOR Advances only, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any applicable Interest Period, with respect to LIBOR Advances only, which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to clause (i) above) end on the last day of such calendar month, and (iii) no Interest Period shall extend beyond the applicable Maturity Date or such earlier date as would interfere with the Borrower's repayment obligations under Section 2.4 or Section 2.7 hereof. Interest shall be due and payable with respect to any Advance as provided in Section 2.3 hereof.

     "Interest Rate Basis" shall mean the Prime Rate Basis, or the LIBOR Basis,
      -------------------
as appropriate.

     "Lender" shall mean NationsBank, N.A.
      ------

     "Letters of Credit" shall mean either Standby Letters of Credit or
      -----------------
Commercial Letters of Credit issued from time to time by the Lender for the account of the Borrower, including, without limitation, those issued prior to the Agreement Date and listed on Schedule 1 hereto, together with any renewals or extentions thereof.

     "Leverage Ratio" shall mean, as of any date, the ratio of (a) Indebtedness
      --------------
for Money Borrowed on such date to (b) EBITDA for the most recently completed four (4) fiscal quarter period.

     "LIBOR Advance" shall mean an Advance which the Borrower requests to be
      -------------
made as a LIBOR Advance or which is reborrowed as a LIBOR Advance, in accordance with the provisions of Section 2.2 hereof, which bears interest at the LIBOR Basis and which shall be in a principal amount of at least $100,000.00 and in an integral multiple of $100,000.00.

     "LIBOR Basis" shall mean a simple per annum interest rate (rounded upward,
      -----------
if necessary, to the nearest one-hundredth (1/100th) of one percent) equal to the sum of (a) the quotient of (i) the LIBOR Rate divided by (ii) one minus the LIBOR Reserve Percentage, stated as a decimal, plus (b) the Applicable Margin as determined by Section 2.3(f) hereof. The LIBOR Basis shall apply to Interest Periods of one (1), two (2), three (3) or six (6) months and, once determined, shall remain unchanged during the applicable Interest Period, except for changes to reflect adjustments in the LIBOR Reserve Percentage and the Applicable Margin.

     "LIBOR Rate" shall mean, for any LIBOR Rate Loan for any Interest Period
      ----------
therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR Rate" shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits on Dollars at approximately 11:00 a.m. (London time) two Business days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

     "LIBOR Reserve Percentage" shall mean the percentage which is in effect
      ------------------------
from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, as the maximum reserve requirement applicable with respect to Eurocurrency Liabilities (as that term is defined in Regulation D), whether or not any Lender has any such Eurocurrency Liabilities subject to such reserve requirement at that time. The LIBOR Basis for any LIBOR Advance shall be adjusted as of the effective date of any change in the LIBOR Reserve Percentage.

     "Lien" shall mean, with respect to any property, any mortgage, lien,
      ----
pledge, negative pledge or other agreement not to pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether created by statute, contract, the common law or otherwise, and whether or not choate, vested or perfected.

     "Loans" shall mean, collectively, the amounts advanced by the Lender to the
      -----
Borrower under the Commitment, not to exceed the Commitment, and evidenced by the Note.

     "Loan Certificate" shall mean a corporate loan certificate of the Borrower
      ----------------
or any Subsidiary substantially in the forms of Exhibits A-1 and A-2,
                                                ------------     ---
respectively, attached hereto, including applicable exhibits, schedules, and attachments thereto.

     "Loan Documents" shall mean this Agreement, the Note, the Security
      --------------
Documents and all other documents, agreements, certificates, reports, and instruments now or hereafter executed in connection herewith or contemplated hereby.

     "Materially Adverse Effect" shall mean any act, omission, or undertaking
      -------------------------
which would, singly or in the aggregate, have a materially adverse effect upon the business, assets, liabilities, financial condition, results of operations, or business prospects of the Borrower or any of its Subsidiaries or upon the ability of the Borrower or any of its Subsidiaries to perform any material obligations under this Agreement or any other Loan Document; in any case, whether resulting from any single act, omission, situation, status, event, or undertaking, together with other such acts, omissions, situations, statuses, events, or undertakings.

     "Maturity Date" shall mean September 5, 2000 or such earlier date as
      -------------
payment of the remaining outstanding principal amount of the Loans or of all remaining outstanding Obligations shall be due (whether by acceleration or otherwise).

     "Multiemployer Plan" shall have the meaning set forth in Section 4001
      ------------------
(a)(3) of ERISA.

     "Necessary Authorizations" shall mean all authorizations, consents,
      ------------------------
approvals, permits, licenses and exemptions of, filings and registrations with, and reports to, all governmental and other regulatory authorities, whether federal, state, or local, and all agencies thereof.

     "Negative Pledge Agreement" shall mean any Negative Pledge Agreement
      -------------------------
between the Borrower or any Subsidiary and the Lender, substantially in the form of Exhibit B attached hereto.

     "Net Income" shall mean, for the Borrower and its Subsidiaries on a
      ----------
consolidated basis, for any fiscal period, net income determined in accordance with GAAP.

     "Note" shall mean that certain promissory note dated as of the Agreement
      ----
Date in the original principal amount of Sixteen Million Dollars ($16,000,000.00) issued to the Lender by the Borrower, substantially in the form of Exhibit D attached hereto, and any other notes executed and delivered by the
   ---------
Borrower to the Lender with respect to the Loan, and any amendments, renewals or extensions of the foregoing.

     "Obligations" shall mean (a) all payment and performance obligations of
      -----------
every kind, nature and description of the Borrower, its Subsidiaries and any other obligors to the Lender under this Agreement and the other Loan Documents (including any interest, fees and other charges on the Loans or otherwise under the Loan Documents that would accrue but for the filing of a bankruptcy action with respect to the Borrower or any of its Subsidiaries or any other such obligor, whether or not such claim is allowed in such bankruptcy action), as they may be amended from time to time, or as a result of making the Loans, whether such obligations are direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, now existing or hereafter arising; (b) the obligation to pay an amount equal to the amount of any and all damage which the Lender may suffer by reason of a breach by the Borrower, any of its Subsidiaries, or any other obligor, of any obligation, covenant or undertaking with respect to this Agreement or any other Loan Document; and (c) any obligation to the Lender in respect of the Letters of Credit.

     "Payment Date" shall mean the last day of any Interest Period.
      ------------

     "Permitted Liens" shall mean, as applied to any Person:
      ---------------

     (a) Any Lien in favor of the Lender, given to secure the Obligations;

     (b) (i) Liens on real estate for real estate taxes not yet delinquent and
(ii) Liens for taxes, assessments, judgments, governmental charges or levies or claims the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person's books in accordance with GAAP, but only so long as no foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto and remain unstayed for a period of thirty (30) days after their commencement;

     (c) Liens of carriers, warehousemen, mechanics, laborers and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if reserves or appropriate provisions shall have been made therefor;

     (d) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance;

     (e) Easements, rights-of-way, restrictions and other similar encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of such Person, or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially detract from the value of such properties or materially impair their use in the operation of the business of such Person;

     (f) Purchase money security interests, which are perfected automatically by operation of law, only for the period (not to exceed twenty (20) days) of automatic perfection under the law of the applicable jurisdiction, and limited to Liens on assets so purchased;

     (g) Liens reflected by Uniform Commercial Code financing statements filed in respect of Capitalized Lease Obligations permitted hereunder and true leases of the Borrower or any of its Subsidiaries;

     (h) Liens incurred in the ordinary course of business reflected by Uniform Commercial Code financing statements filed in respect of vehicles on which the Borrower is reflected as the owner but the lease and related title have been assigned or otherwise conveyed to a third party;

     (i) Other Liens outstanding on the Agreement Date set forth on Schedule 2
                                                                    ----------
hereto;

     (j) Other Liens in an amount not to exceed $500,000 in the aggregate at any time outstanding;

     (k) Liens on any asset of any corporation, partnership or other Person existing at the time such Person is merged or consolidated with or into the Borrower or a Subsidiary in accordance with this Agreement and not created in contemplation of such event; and

     (l) Liens existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary in accordance with this Agreement and not created in contemplation of such acquisition.

     "Person" shall mean an individual, corporation, partnership, limited
      ------
liability company trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

     "Plan" shall mean an employee benefit plan within the meaning of Section
      ----
3(3) of ERISA or any other employee benefit plan maintained for employees of any Person or an Affiliate of such Person.

     "Prime Rate" shall mean, at any time, the fluctuating and floating rate per
      ----------
annum equal to the rate of interest announced by the Lender as its reference rate for the determination of interest rates for loans of varying maturities in Dollars to United States residents of varying degrees of creditworthiness and being quoted by the Lender as its "prime rate". The Prime Rate in effect as of the close of business of each day shall be the applicable Prime Rate for that day and each succeeding non-business day of the Lender, in determining the applicable Prime Rate. If the Lender shall cease announcing a Prime Rate, the Lender shall designate in writing to the Borrower a comparable reference rate for purposes of this Agreement. The Prime Rate is not necessarily the lowest rate of interest charged to borrowers of the Lender.

     "Prime Rate Advance" shall mean an Advance which the Borrower requests to
      ------------------
be made as a Prime Rate Advance or is reborrowed as a Prime Rate Advance, in accordance with the provisions of Section 2.2 hereof, which bears interest at the Prime Rate Basis.

     "Prime Rate Basis" shall mean a simple interest rate equal to the Prime
      ----------------
Rate. The Prime Rate Basis shall be adjusted automatically as of the opening of business on the effective date of each change in the Prime Rate to account for such change.

     "Rental/Lease Expense" shall mean, for any period of determination, all
      --------------------
rental/lease expenses for such period, whether paid or accrued, under all operating leases and rental agreements having a noncancellable initial term of greater than one (1) year from the date of any calculation thereof.

     "Reportable Event" shall have the meaning set forth in Title IV of ERISA.
      ----------------

     "Request for Advance" shall mean a certificate designated as a "Request for
      -------------------
Advance," signed by an Authorized Signatory requesting an Advance hereunder, which shall be in substantially the form of Exhibit E attached hereto, and shall, among other things, (a) specify the date of the Advance, which shall be a Business Day, the amount of the Advance, the type of Advance, the Commitment under which the Advance is being requested and, with respect to LIBOR Advances, the Interest Period selected by the Borrower, (b) state that there shall not exist, on the date of the requested Advance and after giving effect thereto, a Default, as of the date of such Advance and after giving effect thereto and (c) as to Advances which will increase the principal amount of the Loans then outstanding, specify the use of the proceeds of the Loans being requested.

     "Restricted Payment" shall mean (a) any direct or indirect distribution,
      ------------------
dividend, or other payment to any Person on account of any shares of capital stock or other securities of the Borrower, and (b) any payment of management, consulting or similar fees payable by the Borrower to any Person who is an Affiliate of the Borrower.

     "Restricted Purchase"  shall mean any payment on account of the purchase,
      -------------------
redemption or other acquisition or retirement of any shares of capital stock or other securities of the Borrower.

     "Security Documents" shall mean each Negative Pledge Agreement, each
      ------------------
Subsidiary Guaranty, any other agreement or instrument providing collateral for the Obligations, whether now or hereafter in existence, and any filings, instruments, agreements and documents related thereto or to this Agreement.

     "Security Interest" shall mean all Liens in favor of the Lender created
      -----------------
hereunder or under any of the Security Documents to secure the Obligations.

     "Standby Letter of Credit" shall mean a Letter of Credit issued to support
      ------------------------
obligations of the Borrower or its Subsidiaries incurred in the ordinary course of its business, and which is not a Commercial Letter of Credit.

     "Subsidiary" shall mean, as applied to any Person, (a) any corporation of
      ----------
which fifty percent (50%) or more of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors (or other governing body), regardless of the existence at the time of a right of the holders of any class or classes (however designated) of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which fifty percent (50%) or more of the outstanding partnership interests is, at the time, owned by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, and (b) any other entity which is controlled or capable of being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person. "Subsidiaries" as used herein shall mean the Subsidiaries of
                  ------------
the Borrower. The Subsidiaries of the Borrower as of the Agreement Date are set forth on Schedule 3 attached hereto.
         ----------

     "Subsidiary Guaranty" shall mean each Subsidiary Guaranty in favor of the
      -------------------
Lender, given by a Subsidiary of the Borrower, each substantially in the form of Exhibit C attached hereto.
---------

     "Tangible Net Worth" shall mean, with respect to any entity, the aggregate
      ------------------
amount of all stockholders' equity of such entity as determined in accordance with GAAP, excluding all trademarks, service marks, patents, all other items which would be considered "intangible assets" under GAAP (including goodwill, formulae and franchise rights), and the amount of any write-up or reevaluation of any assets occurring after December 31, 1996.

     "Upstream Dividends" shall have the meaning set forth in Section 7.19
      ------------------
hereof.

     Section 1.2 Interpretation. Each definition of an agreement in this
                 --------------
Article 1 shall, unless otherwise specified, include such agreement as modified, amended, restated or supplemented from time to time in accordance herewith, and except where the context otherwise requires, the singular shall include the plural and vice versa. Except where otherwise specifically restricted, reference to a party to this Agreement or any other Loan Document includes that party and its successors and assigns. All capitalized terms used herein which are defined in Article 9 of the Uniform Commercial Code in effect in the State of Georgia on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

     Section 1.3 Cross References. Unless otherwise specified, references in
                 ----------------
this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause in such Article, Section or definition.

                               ARTICLE 2 Loans.
                                         -----

     Section 2.1 The Loans.  The Lender agrees, upon the terms and subject to
                 ---------
the conditions of this Agreement, to lend and relend to the Borrower from time to time from the Agreement Date until the Maturity Date amounts which do not exceed in the aggregate at any one time outstanding the amount of the Available Commitment as in effect from time to time. Advances under the Commitment may be repaid and then reborrowed as provided in Section 2.2(b) and Section 2.2(c) hereof.

     Section 2.2 Manner of Borrowing and Disbursement.
                 ------------------------------------

             (a) Choice of Interest Rate, Etc. Any Advance hereunder shall, at
                 ----------------------------
the option of the Borrower, be made as a Prime Rate Advance or a LIBOR Advance; provided, however, that at such time as there shall have occurred and be continuing a Default, and the Lender shall have provided the Borrower with written notice thereof, the Borrower shall not have the right to re-borrow any LIBOR Advances and all subsequent Advances shall be made as Prime Rate Advances. Any notice given to the Lender in connection with a requested Advance hereunder shall be given to the Lender prior to 11:00 a.m. (Atlanta, Georgia time) in order for such Business Day to count toward the minimum number of Business Days required.

             (b) Prime Rate Advances.
                 -------------------

                 (i) Advances. The Borrower shall give the Lender in the case of
                     --------
     Prime Rate Advances at least one (1) Business Day's irrevocable prior written notice in the form of a Request for Advance, or telephonic notice followed immediately by a Request for Advance; provided, however, that the Borrower's failure to confirm any telephonic notice with a Request for Advance shall not invalidate any notice so given.

                 (ii) Repayments and Reborrowings. The Borrower may repay or
                      ---------------------------
     prepay a Prime Rate Advance without regard to its Payment Date and (i) reborrow all or a portion of the principal amount thereof as one or more Prime Rate Advances, (ii) upon at least three (3) Business Day's irrevocable prior written notice, reborrow all or a portion of the principal thereof as one or more LIBOR Advances, or (iii) not reborrow all or any portion of such Prime Rate Advance. On the date indicated by the Borrower, such Prime Rate Advance shall be so repaid and, as applicable, reborrowed.

             (c) LIBOR Advances.
                 --------------

                 (i) Advances. The Borrower shall give the Lender in the case of
                     --------
     LIBOR Advances at least three (3) Business Days' irrevocable prior written notice in the form of a Request for Advance, or telephonic notice followed immediately by a Request for Advance; provided, however, that the Borrower's failure to confirm any telephonic notice with a Request for Advance shall not invalidate any notice so given. The Lender, whose determination shall be conclusive, shall determine the available LIBOR Bases and shall notify the Borrower of such LIBOR Bases. The Borrower shall promptly notify the Lender by telephone or telecopy and shall immediately confirm any such telephonic notice in writing, of its selection of a LIBOR Basis and Interest Period for such Advance.

                 (ii) Repayments and Reborrowings. At least three (3) Business
                      ---------------------------
     Days prior to each Payment Date for a LIBOR Advance, the Borrower shall give the Lender written notice specifying whether all or a portion of any LIBOR Advance outstanding on the Payment Date (i) is to be repaid and then reborrowed in whole or in part as one (1) or more LIBOR Advances, (ii) is to be repaid and then reborrowed in whole or in part as a Prime Rate Advance, or (iii) is to be repaid and not reborrowed. Upon such Payment

     Date such LIBOR Advance will, subject to the provisions hereof, be so repaid and, as applicable, reborrowed.

          (d)  Disbursement.
               ------------

               (i) Prior to 2:00 p.m. (Atlanta, Georgia time) on the date of an Advance hereunder, the Lender shall, subject to the satisfaction of the conditions set forth in Article 3, disburse the amounts of the requested Advance in like funds by (a) transferring the amounts by wire transfer pursuant to the Borrower's instructions, or (b) in the absence of such instructions, crediting the amounts so made available to the account of the Borrower maintained with the Lender.

   Section 2.3 Interest.
               --------

          (a)  On Prime Rate Advances. Interest on each Prime Rate Advance shall
               ----------------------
be computed on the basis of a year of 365/366 days for the actual number of days elapsed and shall be payable at the Prime Rate Basis for such Advance, in arrears on each applicable Payment Date. Interest on Prime Rate Advances then outstanding shall also be due and payable on the applicable Maturity Date.

          (b)  On LIBOR Advances. Interest on each LIBOR Advance shall be
               -----------------
computed on the basis of a 360-day year for the actual number of days elapsed and shall be payable at the LIBOR Basis for such Advance, in arrears on the applicable Payment Date, and, in addition, if the Interest Period for a LIBOR Advance exceeds three (3) months, interest on such LIBOR Advance shall also be due and payable in arrears on every three-month anniversary of the beginning of such Interest Period. Interest on LIBOR Advances then outstanding shall also be due and payable on the applicable Maturity Date.

          (c)  Interest if no Notice of Selection of Interest Rate Basis. If the
               ---------------------------------------------------------
Borrower fails to give the Lender timely notice of its selection of a LIBOR Basis, or if for any reason a determination of a LIBOR Basis for any Advance is not timely concluded, the Prime Rate Basis shall apply to such Advance.

          (d)  Interest Upon Default. Immediately upon the occurrence of an
               ---------------------
Event of Default, the outstanding principal balance of the Loans shall bear interest at the Default Rate. Such interest shall be payable on demand, and shall accrue until the earliest of (a) waiver or cure of the applicable Default,
(b) agreement by the Lender to rescind the charging of interest at the Default Rate, or (c) payment in full of the Obligations. The Lender shall not be required to (x) accelerate the maturity of any of the Loans, or (y) exercise any other rights or remedies under the Loan Documents in order to charge interest hereunder at the Default Rate.

          (e)  LIBOR Advance Contracts. At no time may the number of outstanding
               -----------------------
LIBOR Advances exceed five (5).

          (f)  Applicable Margin. With respect to any LIBOR Advance made under
               -----------------
the Commitment, the Applicable Margin shall be the interest rate margin determined by the Lender based upon the Leverage Ratio for the most recent fiscal quarter end, effective as of the first Business Day of the month after the financial statements referred to in Section 6.1 or 6.2 hereof, as applicable, are required to be furnished by the Borrower to the Lender for the fiscal quarter most recently ended, expressed as a per annum rate of interest as follows:

                             LIBOR Advance
     Leverage Ratio          Applicable Margin
     --------------          -----------------

     Greater than 2.0:1           1.250%

     2.0:1 or less but
     greater than 1.50:1          1.125%

     1.50:1 or less but
     greater than 1.00:1          1.000%

     1.00:1 or less               0.750%

In the event that the Borrower fails to timely provide the financial statements referred to above in accordance with the terms of Section 6.1 or 6.2 hereof, as applicable, and without prejudice to any additional rights under Section 8.2 hereof, the Leverage Ratio shall be deemed to be equal to 2.0:1 until the actual delivery of such statements.

     Section 2.4 Fees. The Borrower agrees to pay the Lender a commitment fee on
                 ----
the aggregate unborrowed balance of the Commitment, for each day from the Agreement Date until the Maturity Date, at a rate determined by the Lender based upon the Leverage Ratio for the most recent fiscal quarter end, effective as of the first Business Day of the month after the financial statements referred to in Section 6.1 or 6.2 hereof, as applicable, are required to be furnished by the Borrower to the Lender for the fiscal quarter most recently ended, expressed as a per annum rate of interest as set forth below. Such commitment fee shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed, shall be payable quarterly in arrears on the last day of each fiscal quarter, commencing on September 30, 1997, shall be fully earned when due, and shall be non-refundable when paid. A final payment of any commitment fee then payable shall also be due and payable on the Maturity Date.

     Leverage Ratio      Applicable Percentage
     --------------      ---------------------

     Greater than 2.0:1         0.325%

     2.00:1 or less but
     greater than 1.50:1        0.275%

     1.50:1 or less but
     greater than 1.00:1        0.225%

     1.00:1 or less             0.175%

In the event that the Borrower fails to timely provide the financial statements referred to above in accordance with the terms of Section 6.1 or 6.2 hereof, as applicable, and without prejudice to any additional rights under Section 8.2 hereof, the Leverage Ratio shall be deemed to be equal to 2.00:1 until the actual delivery of such statements.

     Section 2.5 Reduction of Commitment. The Borrower shall have the right, at
                 -----------------------
any time and from time to time after the date which is ninety (90) days after the Agreement Date and prior to the Maturity Date, upon at least thirty (30) days' prior irrevocable, written notice to the Lender, to cancel or reduce permanently all or a portion of the Commitment, provided that any such partial reduction shall be made in increments of not less than $500,000. As of the date of cancellation or reduction set forth in such notice, the Commitment shall be permanently reduced to the amount stated in the Borrower's notice for all purposes herein, and the Borrower shall pay the amount necessary to reduce the amount of the Loans outstanding under the Commitment to not more than the amount of the Commitment as so reduced, together with accrued interest on the amounts so prepaid.

     Section 2.6 Prepayment. The principal amount of any Prime Rate Advance may
                 ----------
be prepaid in full or in part at any time, without penalty and without regard to the Payment Date for such Advance. LIBOR Advances may be prepaid prior to the applicable Payment Date, upon five (5) Business Days' prior written notice to the Lender, provided that the Borrower shall reimburse the Lender, on demand, for any loss or out-of-pocket expense incurred by the Lender in connection with such prepayment, as set forth in Section 2.10 hereof. A notice of prepayment shall be irrevocable.

     Section 2.7 Repayment. The principal balance of all Loans shall be due and
                 ---------
payable on the Maturity Date.

     Section 2.8 Notes and Loan Account.
                 ----------------------

          (a) The Loans shall be repayable in accordance with the terms and provisions set forth herein, and shall be evidenced by the Notes. The Notes shall be duly executed and delivered by the Authorized Signatories.

          (b) The Lender shall open and maintain on its books in the name of the Borrower loan accounts with respect to the Loans and interest thereon. The Lender shall debit such loan accounts for the principal amount of each Advance and accrued interest thereon, and shall credit such loan accounts for each payment on account of principal of or interest on each Loan. The records of the Lender with respect to the loan accounts shall, absent manifest error, be prima facie evidence of the Loans and accrued interest thereon, but the failure of the Lender to make any such notations or any error or mistake in such notations shall not affect the Borrower's repayment obligations with respect to such Loans.

     Section 2.9 Manner of Payment.
                 -----------------

          (a) Each payment (including prepayments) by the Borrower on account of the principal of or interest on the Loans, fees, and any other amount owed to the Lender under this Agreement or the Notes shall be made not later than 1:00 p.m. (Atlanta, Georgia time) on the date specified for payment under this Agreement to the Lender in Dollars in immediately available funds. Any payment received by the Lender after 1:00 p.m. (Atlanta, Georgia time) shall be deemed received on the next Business Day.

          (b) If any payment under this Agreement or the Notes shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

          (c) The Borrower agrees to pay principal, interest, fees and all other amounts due hereunder or under the Notes or under any other Loan Document without set-off or counterclaim or any deduction whatsoever and free and clear of all taxes, levies and withholding. If the Borrower is required by Applicable Law to deduct any taxes from or in respect of any sum payable to the Lender hereunder, under any Note or under any other Loan Document: (i) the sum payable hereunder or thereunder, as applicable, shall be increased to the extent necessary to provide that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.9(c)), the Lender receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Borrower shall make such deductions from such sums payable hereunder or thereunder, as applicable, and pay the amount so deducted to the relevant taxing authority as required by Applicable Law; and
(iii) the Borrower shall provide the Lender with evidence satisfactory to the Lender that such deducted amounts have been paid to the relevant taxing authority.

          (d) Prior to the declaration of an Event of Default under Section 8.2 hereof, if some but less than all amounts due from the Borrower are received by the Lender, the Lender shall apply such amounts in the following order of priority: (i) to the payment of any fees then due and payable, (ii) to the payment of all other Obligations not otherwise referred to in this Section 2.9(d) then due and payable hereunder or under the Loan Documents, (iii) to the payment of interest then due and payable on the Loans, (iv) to the payment of principal then due and payable on the Loan.

     Section 2.10  Reimbursement.
                   -------------

          (a) Whenever the Lender shall sustain or incur any losses (but excluding lost profits) or out-of-pocket expenses in connection with (i) failure by the Borrower to borrow or reborrow any LIBOR Advance after having given notice of its intention to borrow or reborrow in accordance with Section 2.2 hereof (whether by reason of the Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in Article 3 hereof), or (ii) prepayment of any LIBOR Advance in whole or in part for any reason, the Borrower agrees to pay to such Lender, upon such Lender's demand, an amount sufficient to compensate such Lender for all such losses and out-of-pocket expenses actually incurred. Such Lender's good faith determination of the amount of such losses or out-of-pocket expenses, as set forth in writing within forty-five (45) days of the incurrence of such loss and accompanied by calculations in reasonable detail demonstrating the basis for its demand, shall be presumptively correct.

          (b) Losses subject to reimbursement hereunder shall include, without limiting the generality of the foregoing, expenses incurred by the Lender or any participant of the Lender permitted hereunder in connection with the re-employment of funds prepaid, repaid, not borrowed, or paid, as the case may be.

     Section 2.11 Capital Adequacy. If after the date hereof, the adoption of
                  ----------------
any Applicable Law regarding the capital adequacy of banks or bank holding companies, or any change in Applicable Law (whether adopted before or after the Agreement Date) or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender's capital as a consequence of its obligations hereunder with respect to the Loans to a level below that which it could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that the Lender's capital was fully utilized prior to such adoption, change or compliance) by an amount reasonably deemed by the Lender to be material, then, upon demand by the Lender, the Borrower shall promptly pay to the Lender such additional amounts as shall be sufficient to compensate the Lender for such reduced return, together with interest on such amount from the fourth (4th) day after the date of demand, until payment in full thereof at the Default Rate. A certificate of the Lender setting forth the amount to be paid to the Lender by the Borrower as a result of any event referred to in this paragraph within ninety (90) days of the occurrence of such event and supporting calculations in reasonable detail shall be presumptively correct.

                        ARTICLE 3 Conditions Precedent.
                                  --------------------

     Section 3.1 Conditions Precedent to Initial Advance. The obligation of
                 ---------------------------------------
the Lender to make the initial Advance is subject to the fulfillment of each of the following conditions prior to or contemporaneously with the making of such
Advance:

          (a) The Lender shall have received each of the following, in form and substance satisfactory to the Lender:

               (i)    duly executed Note;

               (ii) duly executed Negative Pledge Agreement executed and delivered by the Borrower and each Subsidiary;

               (iii) duly executed Subsidiary Guaranty executed and delivered by each Subsidiary of the Borrower;

               (iv) copies of insurance binders or certificates covering the assets of the Borrower and its Subsidiaries and otherwise meeting the requirements of Section 5.5 hereof;

               (v) legal opinion of Long, Aldridge & Norman LLP, as general counsel to the Borrower and its Subsidiaries, addressed to the Lender, and dated as of the Agreement Date;

               (vi) copies of the most recent quarterly and annual financial statements of the Borrower and its Subsidiaries, certified by the chief financial officer of the Borrower;

               (vii) any required consents to the closing of this Agreement or to the execution, delivery and performance of this Agreement and the other Loan Documents, each of which shall be in form and substance satisfactory to the Lender;

               (viii) the loan certificate of the Borrower, in substantially the form attached hereto as Exhibit A-1, including a certificate of incumbency
                             -----------
     with respect to each Authorized Signatory, together with appropriate attachments which shall include, without limitation, the following items:
     (A) a copy of the Certificate or Articles of Incorporation of the Borrower, certified to be true, complete and correct by the Georgia Secretary of State, (B) certificates of good standing or foreign qualification for the Borrower issued by the Secretary of State or similar state official for each state in which the Borrower is required to qualify to do business,
     (C) a true, complete and correct copy of the By-Laws of the Borrower, as in effect on the Agreement Date, (D) a true, complete and correct copy of the resolutions of the Borrower authorizing it to execute, deliver and perform this Agreement and the other Loan Documents and (E) a true, complete and correct copy of any shareholders' agreements or voting trust agreements in effect with respect to the stock of the Borrower;

               (ix) the loan certificate of each respective Subsidiary, in substantially the form attached hereto as Exhibit A-2, including a
                                               -----------
     certificate of incumbency with respect to each Authorized Signatory, together with appropriate attachments which shall include, without limitation, the following items: (A) a copy of the Certificate or Articles of Incorporation of the Subsidiary, certified to be true, complete and correct by the appropriate Secretary of State with respect to the Subsidiary (B) certificates of good standing or foreign qualification for the Subsidiary issued by the Secretary of State or similar state official for each state in which the Subsidiary is required to qualify to do business, (C) a true, complete and correct copy of the By-Laws of the Subsidiary, as in effect on the Agreement Date, (D) a true, complete and correct copy of the resolutions of the Subsidiary authorizing it to execute, deliver and perform this Agreement and the other Loan Documents and (E) a true, complete and correct copy of any shareholders' agreements or voting trust agreements in effect with respect to the stock of the Subsidiary;

               (x) UCC-1 lien and judgment search results with respect to the Borrower and its Subsidiaries for Fulton County, Georgia and Spalding County, Georgia; and

               (xi) all such other documents as the Lender may reasonably request, certified by an appropriate governmental official or an Authorized Signatory if so requested.

          (b) The Lender shall have received payment of all fees due and payable on the Agreement Date.

          (c) There shall have occurred no Materially Adverse Effect and no event which, in the reasonable opinion of the Lender, may be expected to have a Materially Adverse Effect.

     Section 3.2  Conditions Precedent to Each Advance.  The obligation of the
                  ------------------------------------
Lender to make each Advance, including but not limited to the initial Advance, is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such Advance:

          (a) No Default shall then exist or be caused thereby;

          (b) With respect to Advances which, if funded, would increase the aggregate principal amount of Loans outstanding hereunder, the Lender shall have received a duly executed Request for Advance;

          (c) The Lender shall have received all such other certificates, reports, statements, opinions of counsel or other documents as the Lender may reasonably request; and

          (d) With respect to any Advance relating to any acquisition, investment, or the formation of any Subsidiary which is permitted hereunder, the Lender shall have received such documents and instruments relating to such acquisition, investment, or formation of a new Subsidiary as are described in
Section 5.13 hereof or otherwise required herein.

                   ARTICLE 4  Representations and Warranties.
                              ------------------------------

  Section 4.1   Representations and Warranties. Each of the Borrower and its
                ------------------------------
Subsidiaries hereby represents and warrants that:

(a)  Organization; Power; Qualification.  The Borrower is a corporation duly
     ----------------------------------
     organized, validly existing, is in good standing under the laws of the state of its incorporation. The Borrower has had the power and authority, corporate and otherwise, to own or lease and operate its properties and to carry on its business as now being and hereafter proposed to be conducted. Each Subsidiary of the Borrower is a corporation or partnership, as applicable, duly organized, validly existing and in good standing under the laws of the state of its formation and has the corporate or partnership power (as applicable) and authority to own or lease and operate its properties and to carry on its business as now being and hereafter proposed to be conducted. The Borrower and each of its Subsidiaries are duly qualified and is in good standing as a foreign corporation, and authorized to do business, in each jurisdiction in which given the character of its properties or the nature of its business the failure to so qualify or obtain such authorization would have a Materially Adverse Effect.

(b)  Authorization; Enforceability.  The Borrower has the power and has taken
     -----------------------------
     all necessary action to authorize it to execute, deliver, and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with the terms thereof and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Borrower, and is, and each of the other Loan Documents to which Borrower is a party is, a legal, valid, and binding obligation of the Borrower, enforceable in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction, and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency, or similar event of the Borrower).

(c)  Subsidiaries; Authorization; Enforceability.  The Borrower's Subsidiaries
     -------------------------------------------
     and the Borrower's direct and indirect ownership thereof are as set forth as of the Agreement Date on Schedule 3 attached hereto and the Borrower has
                                 ----------
     the unrestricted right to vote the issued and outstanding ownership interests of the Subsidiaries shown thereon; such ownership interests of such Subsidiaries have been duly authorized and issued and are fully paid and nonassessable. With respect to each Subsidiary of the Borrower,
     Schedule 3 also sets forth (i) the state of its incorporation; (ii) all
     ----------
     jurisdictions in which such Subsidiary is qualified to do business as a foreign corporation; (iii) the address of the principal place of business and chief executive office of such Subsidiary; and (iv) the name and registered office of the registered agent appointed by such Subsidiary. Each Subsidiary of the Borrower has the corporate or partnership power and has taken all necessary corporate or partnership action to authorize it to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated by this Agreement and by such Loan Documents. Each of the Loan Documents to which any Subsidiary of the Borrower is party is a legal, valid and binding obligation of such Subsidiary enforceable against such Subsidiary in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of any such Subsidiary).

(d)  Compliance with Other Loan Documents and Contemplated Transactions.  The
     ------------------------------------------------------------------
     execution, delivery and performance, in accordance with their respective terms, by the Borrower of this Agreement and the Notes, and by the Borrower and its Subsidiaries of each of the other Loan Documents to which they are respectively party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) require any consent or approval, governmental or otherwise, not already obtained, (ii) violate any material Applicable Law respecting the Borrower or any Subsidiary of the Borrower, (iii) conflict with, result in a breach of, or constitute a default under the certificate or articles of incorporation or by-laws, as amended, of the Borrower or of any Subsidiary of the Borrower, or under any material indenture, agreement, or other instrument to which the Borrower or any of its Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any of its Subsidiaries, except for Permitted Liens.

(e)  Necessary Authorizations.  The Borrower and its Subsidiaries have secured
     ------------------------
     all Necessary Authorizations, and all such Necessary Authorizations are in full force and effect. None of said Necessary Authorizations are the subject of any pending or, to the best of the Borrower's knowledge, threatened attack or revocation, by the grantor of the Necessary Authorization. Neither the Borrower nor any Subsidiary is required to obtain any additional Necessary Authorizations in connection with the execution, delivery, and performance, in accordance with the terms of this Agreement or any other Loan Document and the borrowing hereunder.

(f)  Title to Properties.  The Borrower has good, legal and marketable title to,
     -------------------
     or a valid leasehold interest in, all of its assets. Each of the Borrower's Subsidiaries has good, legal and marketable title to, or a valid leasehold interest in, all of its assets. None of such properties or assets is subject to any Liens, except for Permitted Liens. Except for financing statements evidencing Permitted Liens, no financing statement under the Uniform Commercial Code as in effect in any jurisdiction and no other filing which names the Borrower or any of its Subsidiaries as debtor or which covers or purports to cover any of the assets of the Borrower or any of its Subsidiaries is currently effective and on file in any state or other jurisdiction, and neither the Borrower nor any of its Subsidiaries has signed any such financing statement or filing or any security agreement authorizing any secured party thereunder to file any such financing statement or filing.

(g)  Collective Bargaining.  None of the employees of the Borrower or any of its
     ---------------------
     Subsidiaries is a party to any collective bargaining agreement with the Borrower or any of its Subsidiaries and, to the best knowledge of the Borrower and its officers, there are no material grievances, disputes, or controversies with any union or any other organization of the employees of the Borrower or any of its Subsidiaries or threats of strikes, work stoppages, or any asserted pending demands for collective bargaining by any union or other organization.

(h)  Taxes.  All federal, state and other tax returns of the Borrower and each
     -----
     of its Subsidiaries required by law to be filed have been duly filed and all federal, state and other taxes, including, without limitation, withholding taxes, assessments and other governmental charges or levies required to be paid by the Borrower or any of its Subsidiaries or imposed upon the Borrower or any of its Subsidiaries or any of their respective properties, income, profits or assets, which are due and payable, have been paid, except any such taxes (i) (x) the payment of which the Borrower or any of its Subsidiaries is diligently contesting in good faith by appropriate proceedings, (y) for which adequate reserves have been provided on the books of the Borrower or the Subsidiary of the Borrower involved in accordance with GAAP and (z) as to which no Lien other than a Permitted Lien has attached and no foreclosure, distraint, sale or similar proceedings have been commenced, or (ii) which may result from audits not yet conducted. The charges, accruals and reserves on the books of the Borrower and each of its Subsidiaries in respect of taxes are, in the judgment of the Borrower, adequate.

(i)  Financial Statements.  The Borrower has furnished or caused to be furnished
     --------------------
     to the Lender audited financial statements for the fiscal year ended December 31, 1996, and unaudited financial statements for the fiscal quarter ended March 31, 1997, all of which, together with other financial statements furnished to the Lenders subsequent to the Agreement Date are, to the best knowledge of the Borrower, complete and correct in all material respects and present fairly in accordance with GAAP the financial condition of the Borrower and its Subsidiaries on a consolidated basis on and as at such dates and the results of operations for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end adjustments). Neither the Borrower nor any of its Subsidiaries has any material liabilities, contingent or otherwise, other than as disclosed in the financial statements referred to in the preceding sentence or as set forth or referred to in this Agreement, and there are no material unrealized losses of the Borrower or any of its Subsidiaries and no anticipated losses of the Borrower or any of its Subsidiaries other than those which have been previously disclosed in writing to the Lender and identified as such.

(j)  No Adverse Change.  Since June 29, 1997 there has occurred no event which
     -----------------
     would have a Materially Adverse Effect.

(k)  Investments and Guaranties.  The Borrower has not made investments in,
     --------------------------
     advances to, or guaranties of, the obligations of any Person, except as reflected in the financial statements referred to in Section 4.1(i) above or disclosed to the Lender in writing.

(l)  Litigation.  There is no action, suit, proceeding or investigation pending
     ----------
     against, or, to the best of the Borrower's knowledge, threatened against or in any other manner relating adversely to, the Borrower or any of its Subsidiaries, or any of their respective properties, including without limitation the Licenses, in any court or before any arbitrator of any kind or before or by any governmental body which seeks recovery of more than $100,000, except as disclosed to the Lender in writing as of the Agreement Date or as subsequently disclosed to the Lender pursuant to Section 6.5 hereof; and no action, suit, proceeding or investigation disclosed to the Lender in writing as of the Agreement Date (i) calls into question the validity or enforceability of this Agreement or any other Loan Document, or
     (ii) is reasonably likely to result in an adverse decision to the Borrower or any Subsidiary of the Borrower which adverse decision would have a Materially Adverse Effect.

(m)  ERISA.  The Borrower and each Subsidiary of the Borrower and each of their
     -----
     respective Plans are in compliance with ERISA and the Code and neither the Borrower nor any of its Subsidiaries has incurred any accumulated funding deficiency with respect to any such Plan within the meaning of ERISA or the Code. The Borrower, each of its Subsidiaries, and each other ERISA Affiliate have complied with all requirements of Section 4980B of the Code and Sections 601 through 609 of ERISA. Neither the Borrower nor any of its Subsidiaries has made any promises of retirement or other benefits to employees, except as set forth in their respective Plans, in written agreements with such employees, or in the Borrower's employee handbook and memoranda to employees. Neither the Borrower nor any of its Subsidiaries has incurred any material liability to PBGC in connection with any such Plan. The assets of each such Plan which is subject to Title IV of ERISA are sufficient to provide the benefits under such Plan, the payment of which PBGC would guarantee if such Plan were terminated, and such assets are also sufficient to provide all other "benefit liabilities" (as defined in Section 4041 of ERISA) due under such Plan upon termination. No Reportable Event has occurred and is continuing with respect to any such Plan. No such Plan or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA), or any fiduciary (as defined in Section 3(21) of ERISA), has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject such Plan or any other Plan of the Borrower or any of its Subsidiaries, any trust created thereunder, or any such party in interest or fiduciary, or any party dealing with any such Plan or any such trust, to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code. Neither the Borrower nor any of its Subsidiaries is a participant in or is obligated to make any payment to a Multiemployer Plan. Neither the Borrower nor any of its Subsidiaries (1) has had either a complete withdrawal or a partial withdrawal under Section 4201 et. seq. of ERISA from a Multiemployer Plan which had "unfunded vested
          --------
     benefits" within the meaning of Section 4211 of ERISA or (2) has ever received a notice and demand from the plan sponsor of a Multiemployer Plan under Section 4219(b)(1) of ERISA.

(n)  Patents, Trademarks, Franchises, etc.  The Borrower and each of its
     -------------------------------------
     Subsidiaries owns, possesses, or has the right to use all necessary patents, trademarks, trademark rights, trade names, trade name rights, service marks, copyrights, franchises, and licenses, and rights with respect thereof, necessary to conduct its respective business as now conducted, without known conflict with any patent, trademark, trade name, service mark, franchise, license, or copyright of any other Person, and in each case, subject to no mortgage, pledge, lien, lease, encumbrance, charge, security interest, title retention agreement, or option. All such patents, trademarks, trademark rights, trade names, trade name rights, service marks, copyrights, franchises, and licenses are listed as of the Agreement Date on Schedule 4 attached hereto and are in full force and
                       ----------
     effect, the holder thereof is in full compliance in all material respects with all of the provisions thereof, and no such asset or agreement is subject to any pending or, to the best of the Borrower's knowledge, threatened attack or revocation except as set forth on Schedule 4 attached
                                                            ----------
     hereto.

(o)  Compliance with Law; Absence of Default.  The Borrower and each of its
     ---------------------------------------
     Subsidiaries is in substantial compliance with (i) all material Applicable Laws and (ii) all of the provisions of their respective Certificates or Articles of Incorporation, By-Laws and Partnership Agreements, and no event has occurred or failed to occur (including, without limitation, any matter which could create a Default by cross-default) which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or with the passage of time or giving of notice or both would constitute, (i) a Default or (ii) a default by the Borrower or any of its Subsidiaries under any indenture, agreement or other instrument relating to Indebtedness of the Borrower or any of its Subsidiaries in the amount of $1,000,000.00 or more, or any judgment, decree or order to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries or any of their respective properties may be bound or affected.

(p)  Accuracy and Completeness of Information.  All information, reports,
     ----------------------------------------
     prospectuses and other papers and data relating to the Borrower or any of its Subsidiaries and furnished by or on behalf of the Borrower or any of its Subsidiaries to the Lender was, at the time furnished, true, complete and correct in all material respects to the extent necessary to give the Lender true and accurate knowledge of the subject matter. No fact or situation is currently known to the Borrower which has had or which could reasonably be expected to have a Materially Adverse Effect.

(q)  Compliance with Regulations G, T, U, and X.  Neither the Borrower nor any
     ------------------------------------------
     Subsidiary of the Borrower is engaged principally in or has as one of its important activities the business of purchasing or carrying, or extending credit for the purpose of purchasing or carrying, and neither the Borrower nor any Subsidiary owns or presently intends to acquire, any "margin security" or "margin stock" as defined in Regulations G, T, U, and X (12 C.F.R. Parts 221 and 224) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulations G, T, U, and X. Neither the Borrower, any of its Subsidiaries nor any bank acting on their behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, T, U, or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect. If so requested by the Lender, the Borrower will furnish the Lender with (i) a statement or statements in conformity with the requirements of Federal Reserve Forms G-3 and/or U-1 referred to in Regulations G and U of said Board of Governors and (ii) other documents evidencing its compliance with the margin regulations, including without limitation an opinion of counsel in form and substance satisfactory to the Lender. Neither the making of the Loans nor the use of proceeds thereof will violate, or be inconsistent with, the provisions of Regulation G, T, U, or X of said Board of Governors.

(r)  Solvency.  The Borrower and each of its Subsidiaries has capital sufficient
     --------
     to carry on its business and transactions in which it is about to engage and is able to pay its debts as they mature and owns assets (both tangible and intangible) having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay its debts.

(s)  Casualties; Taking of Properties, Etc.  Since December 31, 1996 neither the
     --------------------------------------
     business nor the properties of the Borrower or any of its Subsidiaries has been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any Public enemy.

(t)  Business.  The Borrower, together with its Subsidiaries, is primarily
     --------
     engaged in the business of manufacturing and selling buses.

(u)  Names, Location of Offices and Records.  Schedule 5 attached hereto and
     --------------------------------------   -----------
     made a part hereof sets forth the full and correct name and trade name(s), location of the chief executive office, location where the business records are maintained and location of the principal place of business of the Borrower and each of the Subsidiaries. Neither the Borrower nor any Subsidiary has changed its name or done business under another name within the preceding seven (7) years. At least ninety-five percent (95%) of the tangible personal property of the Borrower and its Subsidiaries, other than mobile goods, is located as specified in Schedule 5.
                                              ----------

(v)  Investment Company Act.  Neither the Borrower nor any of its Subsidiaries
     ----------------------
     is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the

     Borrower and its Subsidiaries of this Agreement nor the issuance of the Notes violates any provision of such Act or requires any consent, approval or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body or authority pursuant to any provisions of such Act.

(w)  Governmental Regulation.  Neither the Borrower nor any of its Subsidiaries
     -----------------------
     is required to obtain any material consent, approval, authorization, permit or license which has not already been obtained from, or, effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority in connection with the execution and delivery of this Agreement. Neither the Borrower nor any of its Subsidiaries is required to obtain any material consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority in connection with the performance, in accordance with their respective terms, of this Agreement or any other Loan Document.

(x)  Agreements with Affiliates and Management Agreements.  Except as set forth
     ----------------------------------------------------
     as of the Agreement Date on Schedule 6  attached hereto, and except for
                                 -----------
     agreements or arrangements with Affiliates wherein the Borrower or one or more of its Subsidiaries provides services to such Affiliates for fair consideration, neither the Borrower nor any of its Subsidiaries has (i) any written agreements or binding arrangements of any kind with any Affiliate (other than the Borrower or any of its Subsidiaries) or (ii) any management or consulting agreements of any kind with any Affiliate (other than the Borrower or any of its Subsidiaries), other than employment agreements.

(y)  Payment of Wages.  The Borrower and each of its Subsidiaries are in
     ----------------
     compliance with the Fair Labor Standards Act , as amended (29 U.S.C.(S) 201, et seq), in all material respects, and the Borrower and each of its Subsidiaries have paid all minimum and overtime wages required by law to be paid to their respective employees.

(z)  Indebtedness.  Except as shown on the audited financial statements of the
     ------------
     Borrower and its Subsidiaries for the fiscal year ended December 31, 1996, and except for the Advances hereunder, neither the Borrower nor any of its Subsidiaries has outstanding, as of the Agreement Date, any Indebtedness for Money Borrowed other than Indebtedness permitted under Section 7.1 hereof.

     (aa) Environmental Matters.
          ---------------------

(a)  Except as set forth on Schedule 7 hereof, Borrower and each of its
                            -----------
     Subsidiaries has obtained all permits, licenses and other authorizations, if any, which are required under Environmental Laws for the operation of Borrower's or such Subsidiary's business and Borrower and each of its Subsidiaries is in material compliance with all terms and conditions of required permits, licenses and authorizations, and is also in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, notifications, schedules and timetables contained in the Environmental Laws;

(b)  Except as set forth on Schedule 7 hereof, neither Borrower nor any of its
                            -----------
     Subsidiaries is aware of or has received notice of, (i) the disposal or release or presence of Hazardous Materials on any of its properties except for Hazardous Materials such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled in minimal amounts in the ordinary course of business in compliance with all

     Environmental Laws, or (ii) of any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance on the part of Borrower or any such Subsidiary with Environmental Laws, or may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, Lien, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Material;

(c) All assets of Borrower and its Subsidiaries are free from Hazardous Materials except for Hazardous Materials such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled in minimal amounts in the ordinary course of business in compliance with all Environmental Laws, and disposal of any and all such Hazardous Materials is effected by Borrower or such Subsidiary in compliance with all applicable Environmental Laws; and

(d) There is not pending or, to the Borrower's knowledge, threatened against the Borrower or any of its Subsidiaries and the Borrower does not know of any facts or circumstances that might give rise to, any civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, environmental Lien, investigation, or proceeding relating in any way to Environmental Laws.



                         ARTICLE 5  General Covenants.
                                    -----------------

  So long as any of the Obligations is outstanding and unpaid or the Borrower shall have the right to borrow hereunder (whether or not the conditions precedent to borrowing have been or can be fulfilled), and unless the Lender shall otherwise consent in writing:

  Section 5.1        Preservation of Existence and Similar Matters.
                     ---------------------------------------------
    The Borrower will, and will cause each of its Subsidiaries to, (a) preserve and maintain its existence, rights, franchises, licenses, and privileges in its jurisdiction of incorporation including, without limitation, all Necessary Authorizations and (b) qualify and remain qualified and authorized to do business in each jurisdiction in which, given the character of its properties or the nature of its businesses, the failure to so qualify or be authorized would have a Materially Adverse Effect.

  Section 5.2        Business; Compliance with Applicable Law.
                     ----------------------------------------
    The Borrower will, and will cause each of its Subsidiaries to, (a) engage primarily in the business described in Section 4.1(t) hereof and related businesses and (b) comply with the requirements of all Applicable Law the noncompliance with which would have a Material Adverse Effect.

  Section 5.3        Maintenance of Properties.
                     -------------------------
    The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in the ordinary course of business in good repair, working order, and condition all properties used or useful in its businesses (whether owned or held under lease), and from time to time to make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments, and improvements thereto except for obsolete or immaterial assets which can be disposed of pursuant to Section 7.4(a) hereof.

  Section 5.4        Accounting Methods and Financial Records.
                     ----------------------------------------
    The Borrower will, and will cause each of its Subsidiaries on a consolidated basis with the Borrower to maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made in accordance with GAAP and reflecting all transactions required to be reflected by GAAP and keep accurate and complete records of their respective properties and assets. The Borrower and its Subsidiaries will maintain a fiscal year ending on May 31.

  Section 5.5        Insurance.
                     ---------
     The Borrower will, and will cause each of its Subsidiaries to maintain insurance including, but not limited to, public liability, product and manufacturer's liability, and fidelity coverage insurance from responsible companies in such amounts and against such risks as are customary for companies engaged in the same or similar businesses as the Borrower and such Subsidiary.

  Section 5.6        Payment of Taxes and Claims.
                     ---------------------------
    The Borrower will, and will cause each of its Subsidiaries to, pay and discharge all taxes, assessments, and governmental charges or levies in an amount of $65,000 or more imposed upon it or upon its income or profits or upon any properties belonging to it prior to the date on which penalties attach thereto, and all lawful claims for labor, materials, and supplies in an amount of $65,000 or more which, if unpaid, might become a Lien or charge upon any of its properties; except that no such tax, assessment, charge, levy or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books in accordance with GAAP, but only so long as such tax, assessment, charge, levy or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale or similar proceedings shall have been commenced. The Borrower will, and will cause each of its Subsidiaries to, timely file all information returns required by federal, state or local tax authorities.

  Section 5.7        Visits and Inspections.
                     ----------------------
    The Borrower will, and will cause each of its Subsidiaries to, permit representatives of the Lender to (a) visit and inspect the properties of the Borrower or any of its Subsidiaries during normal business hours, (b) inspect and make extracts from and copies of its books and records, and (c) discuss with its principal officers its businesses, assets, liabilities, financial positions, results of operations, and business prospects. The Borrower and each of its Subsidiaries will also permit representatives of the Lender to discuss with their respective auditors their respective businesses, assets, liabilities, financial condition, results of operations and business prospects.

  Section 5.8        Payment of Indebtedness.
                     -----------------------
    Subject to any provisions herein or in any other Loan Document, the Borrower will, and will cause each of its Subsidiaries to, pay, subject to any provisions therein regarding subordination, any and all of its Indebtedness when and as the same becomes due, other than amounts diligently disputed in good faith and for which adequate reserves have been set aside in accordance with GAAP.

  Section 5.9        Use of Proceeds.
                     ---------------
    The Borrower will use the aggregate proceeds of all Advances (i) to refinance existing Indebtedness for Money Borrowed, (ii) to fund Capital Expenditures, and (iii) for working capital and other general corporate purposes. No proceeds of Advances hereunder shall be used for the purpose of purchasing or carrying or extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

  Section 5.10        Compliance with ERISA.
                      ---------------------

(a) The Borrower shall, and shall cause its Subsidiaries to, make all contributions to any Employee Pension Plan when such contributions are due and not incur any "accumulated funding deficiency" within the meaning of
     Section 412(a) of the Code, whether or not waived, and will otherwise comply in all material respects with the requirements of the Code and ERISA with respect to the operation of all Plans.

(b) The Borrower shall, and shall cause its Subsidiaries to, comply in all material respects with the requirements of Section 601 through Section 609 of ERISA with respect to any Plans subject to the requirements thereof.

(c) The Borrower shall furnish to the Lender (i) within thirty (30) days after any officer of the Borrower obtains knowledge that a "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Plan of the Borrower or its ERISA Affiliates, including its Subsidiaries, that any Reportable Event has occurred with respect to any Employee Pension Plan or that PBGC has instituted or will institute proceedings under Title IV of ERISA to terminate any Employee Pension Plan or to appoint a trustee to administer any Employee Pension Plan, a statement setting forth the details as to such prohibited transaction, Reportable Event or termination or appointment proceedings and the action which it (or any other Employee Pension Plan sponsor if other than the Borrower) proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to PBGC if a copy of such notice is available to the Borrower, any of its Subsidiaries or any of its ERISA Affiliates, (ii) promptly after receipt thereof, a copy of any notice the Borrower, any of its Subsidiaries or any of its ERISA Affiliates or the sponsor of any Plan receives from PBGC, or the Internal Revenue Service or the Department of Labor which sets forth or proposes any action or determination with respect to such Plan, (iii) promptly after the filing thereof, any annual report required to be filed pursuant to ERISA in connection with each Plan maintained by the Borrower or any of its ERISA Affiliates, including the Subsidiaries, and (iv) promptly upon the Lender's request therefor, such additional information concerning any such Plan as may be reasonably requested by the Lender.

(d) The Borrower will promptly notify the Lender of any excise taxes which have been assessed or which the Borrower, any of its Subsidiaries or any of its ERISA Affiliates has reason to believe may be assessed against the Borrower, any of its Subsidiaries or any of its ERISA Affiliates by the Internal Revenue Service or the Department of Labor with respect to any Plan of the Borrower or its ERISA Affiliates, including its Subsidiaries.

(e) Within the time required for notice to the PBGC under Section 302(f)(4)(A) of ERISA, the Borrower will notify the Lender of any lien arising under
     Section 302(f) of ERISA in favor of any Plan of the Borrower or its ERISA Affiliates, including its Subsidiaries.

(f) The Borrower will not, and will not permit any of its Subsidiaries or any of its ERISA Affiliates to take any of the following actions or permit any of the following events to occur if such action or event together with all other such actions or events would subject the Borrower, any of its Subsidiaries, or any of its ERISA Affiliates to any tax, penalty, or other liabilities which could have a Materially Adverse Effect:


      (i) engage in any transaction in connection with which the Borrower, any of its Subsidiaries or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code;

      (ii) terminate any Employee Pension Plan in a manner, or take any other action, which could result in any liability of the Borrower, any of its Subsidiaries or any ERISA Affiliate to the PBGC;

      (iii) fail to make full payment when due of all amounts which, under the provisions of any Plan, the Borrower, any of its Subsidiaries or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency within the meaning of Section 412(a) of the Code, whether or not waived, with respect to any Employee Pension Plan; or

      (iv) permit the present value of all benefit liabilities under all Employee Pension Plans which are subject to Title IV of ERISA to exceed the present value of the assets of such Plans allocable to such benefit liabilities (within the meaning of Section 4041 of ERISA), except as may be permitted under actuarial funding standards adopted in accordance with
     Section 412 of the Code.

  Section 5.11        Indemnity.
                      ---------
    The Borrower for itself and on behalf of each of its Subsidiaries jointly and severally agrees to indemnify and hold harmless the Lender and their affiliates, employees, representatives, shareholders, officers, directors and counsel (any of the foregoing shall be an "Indemnitee") from and against any and all claims, liabilities, losses, damages, actions, reasonable attorneys' fees of external counsel and expenses (as such fees and expenses are incurred) and demands by any party, including the costs of investigating and defending such claims, whether or not the Borrower, any Subsidiary or the Person seeking indemnification is the prevailing party (a) resulting from any breach or alleged breach by the Borrower or any Subsidiary of the Borrower of any representation or warranty made hereunder; or (b) otherwise arising out of (i) the Commitments or otherwise under this Agreement, any Loan Document or any transaction contemplated hereby or thereby, including, without limitation, the use of the proceeds of Loans hereunder in any fashion by the Borrower or the performance of their respective obligations under the Loan Documents by the Borrower or any of its Subsidiaries, (ii) allegations of any participation by the Lender in the affairs of the Borrower or any of its Subsidiaries, or allegations that the Lender has any joint liability with the Borrower or any of its Subsidiaries for any reason, (iii) any claims against the Lender by any shareholder or other investor in or lender to the Borrower or any Subsidiary, by any brokers or finders or investment advisers or investment bankers retained by the Borrower or by any other third party, arising out of the Commitments or otherwise under this Agreement; or (c) in connection with taxes (not including federal or state income taxes or other taxes based solely upon the revenues of such Persons), fees, and other charges payable in connection with the Loans, or the execution, delivery, and enforcement of this Agreement, the Security Documents, the other Loan Documents, and any amendments thereto or waivers of any of the provisions thereof; unless the Person seeking indemnification hereunder is determined in accordance with the provisions of Secton 10.13 hereof in such case to have acted with gross negligence or willful misconduct. The obligations of the Borrower and the Subsidiaries under this Section 5.11 are in addition to, and shall not otherwise limit, any liabilities which the Borrower might otherwise have in connection with any warranties or similar obligations of the Borrower or any of its Subsidiaries in any other Loan Document.

  Section 5.12        Payment of Wages.
                      ----------------
    The Borrower shall and shall cause each of the Subsidiaries to at all times comply, in all material respects, with the requirements of the Fair Labor Standards Act, as amended (29 U.S.C. (S) 201 et seq.), including, without limitation, the provisions of such Act relating to the payment of minimum and overtime wages as the same may become due from time to time.

  Section 5.13        Covenants Regarding Formation of Subsidiaries and
                      -------------------------------------------------
Acquisitions. At the time of (i) any Acquisition permitted hereunder or (ii) the
------------
formation of any new Subsidiary of the Borrower or any of its Subsidiaries which is permitted under this Agreement, the Borrower will, and will cause its Subsidiaries, as appropriate, to (a) provide to the Lender (1) an executed Negative Pledge Agreement for such new Subsidiary, in substantially the form of Exhibit B attached hereto, and (2) an executed Subsidiary Guaranty for such new
---------
Subsidiary, in substantially the form of Exhibit C attached hereto, all of which
                                         ---------
shall constitute both Security Documents and Loan Documents for purposes of this Agreement, as well as a loan certificate for such new Subsidiary, substantially in the form of Exhibit A-2 attached hereto, together with appropriate
               ------------
attachments; and (b) provide revised financial projections for the remainder of the fiscal year and for each subsequent year until the Maturity Date which reflect such Acquisition or formation, certified by the chief financial officer of the Borrower, together with a statement by such Person that no Default exists or would be caused by such Acquisition or formation, and all other documentation, including one or more opinions of counsel, which are satisfactory to the Lender and which in its commercially reasonable opinion is appropriate with respect to such Acquisition or the formation of such Subsidiary. Any document, agreement or instrument executed or issued pursuant to this Section
5.13 shall be a "Loan Document" for purposes of this Agreement.

  Section 5.14         Further Assurances.
                       ------------------
    The Borrower will promptly cure, or cause to be cured, defects in the creation and issuance of the Notes and the execution and delivery of the Loan Documents (including this Agreement), resulting from any act or failure to act by the Borrower or any employee or officer hereof. The Borrower at its expense will promptly execute and deliver to the Lender, or cause to be executed and delivered to the Lender, all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of the Borrower in the Loan Documents, including this Agreement, or to correct any omissions in the Loan Documents, or more fully state the obligations set out herein or in any of the Loan Documents, or to make any recordings, to file any notices, or to obtain any consents, all as may be necessary or appropriate in connection therewith as may be reasonably requested.

  Section 5.15        Environmental Laws.
                      ------------------
    The Borrower shall and shall cause each of the Subsidiaries to comply with all Environmental Laws and, in the event of any "release" or "threatened release" of any Hazardous Material onto, at or under the property of Borrower or any of its Subsidiaries except for Hazardous Materials such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled in minimal amounts in the ordinary course of business in compliance with all Environmental Laws which requires or may require notification, response, assessment, investigation or remedial action pursuant to any Environmental Law, notify the Lender in writing and all appropriate Governmental Authorities thereof, and proceed with due diligence and, at the cost and expense of Borrower or such Subsidiary, to respond appropriately, in accordance with all requirements of the Environmental Laws.


  Section 5.16        Lien Searches and Good Standing Certificates.
                      --------------------------------------------
    The Borrower shall within thirty (30) days of the Agreement Date provide to the Lender (a) UCC-1 lien and judgment search results with respect to the Borrower and its Subsidiaries from the appropriate jurisdictions in the states of Arizona, California, Colorado, Florida, Maryland, Massachusetts, Minnesota, Missouri, New Jersey, New York, Ohio, Tennessee and Texas which UCC-1 lien and judgment search results shall be in form and substance satisfactory to the Lender and (b) Good Standing Certificates for the Borrower from the States of Florida, Maryland, New Jersey and Tennessee.

                       ARTICLE 6  Information Covenants.
                                  ---------------------

  So long as any of the Obligations is outstanding and unpaid or the Borrower has a right to borrow hereunder (whether or not the conditions precedent to borrowing have been or can be fulfilled) and unless the Lender shall otherwise consent in writing, the Borrower will furnish or cause to be furnished to the Lender at the address provided in Section 9.1 hereof:

  Section 6.1        Audited Annual Financial Statements and Information;
                     ----------------------------------------------------
Certificate of No Default. Within ninety (90) days after the end of each fiscal
-------------------------
year of the Borrower, the audited consolidated and consolidating balance sheets of the Borrower and the its Subsidiaries, as of the end of such fiscal year and the related audited consolidated and consolidating statements of operations of the Borrower and the Subsidiaries, for such fiscal year and for the previous fiscal year, the related audited consolidated and consolidating statements of cash flow and stockholders' equity of the Borrower and the Subsidiaries, for such fiscal year and for the previous fiscal year, which shall be accompanied by an opinion of independent certified public accountants of recognized national standing acceptable to the Lender, and management letter, if any, together with a statement of such accountants that in connection with their audit, nothing came to their attention that caused them to believe that the Borrower was not in compliance with or was otherwise in Default under the terms, covenants, provisions or conditions of Articles 7 and 8 hereof insofar as they relate to accounting or financial matters.

  Section 6.2        Quarterly Financial Statements and Information.
                     ----------------------------------------------
  Within forty-five (45) days after the last day of each of the first three (3) fiscal quarters of the Borrower during any fiscal year, the balance sheets of the Borrower on a consolidated and consolidating basis with its Subsidiaries, as at the end of such fiscal quarter and as of the end of the preceding fiscal year, and the related statements of operations and the related statements of cash flows of the Borrower on a consolidated and consolidating basis with its Subsidiaries, for such fiscal quarter and for the elapsed portion of the year ended with the last day of such fiscal quarter, which shall set forth in comparative form such figures as at the end of and for such fiscal quarter and appropriate prior fiscal period, shall provide consolidated and consolidating figures with respect to any Acquisitions consummated during such fiscal period, and shall be certified by the chief financial officer of the Borrower to have been prepared in accordance with GAAP and to present fairly in all material respects the financial position of the Borrower on a consolidated and consolidating basis with its Subsidiaries, as at the end of such fiscal period and the results of operations for such fiscal period, and for the elapsed portion of the year ended with the last day of such fiscal period, subject only to normal year-end and audit adjustments.

  Section 6.3        Performance Certificates.
                     ------------------------
    At the time the financial statements are furnished pursuant to Sections 6.1 and 6.2, a certificate of the president or chief financial officer of the Borrower as to its financial performance, in substantially the form of Exhibit F
                                                                       ---------
attached hereto:

(a) setting forth as and at the end of such quarterly fiscal period or fiscal year, as the case may be, the arithmetical calculations required to establish (i) any adjustment to the Applicable Margin, as provided for in
     Section 2.3(f) or the Applicable Percentage, as provided for in Section 2.4, and (ii) whether or not the Borrower was in compliance with the requirements of Sections 7.9, 7.10, 7.11 and 7.12; and

(b) stating that no Default has occurred as at the end of such quarterly fiscal period or year, as the case may be, or, if a Default has occurred, disclosing each such Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default.


  Section 6.4        Copies of Other Reports.
                     -----------------------

(a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower by the Borrower's independent public accountants regarding the Borrower, including, without limitation, any management report prepared in connection with the annual audit referred to in Section 6.1 hereof.

(b) Promptly after the sending thereof, copies of all statements, reports and other information which the Borrower sends to any holder of its Indebtedness or its securities or files with the Securities and Exchange Commission or any national securities exchange.

(c)  Annually, certificates of insurance indicating that the requirements of
     Section 5.5 hereof remain satisfied for such fiscal year, upon the Lender's request, together with copies of any new or replacement insurance policies obtained during such year.

(d) Promptly after the preparation of the same, copies of all material reports or financial information filed with any governmental agency, department, bureau, division or other governmental authority or regulatory body, or evidencing facts or containing information which could have a Materially Adverse Effect.

(e) Promptly upon the Lender's request therefor, such information as the Lender shall reasonably request from time to time in order to ascertain whether the interest received by the Lender on the Notes has qualified, is qualified, and will continue to be qualified for an interest income exclusion.

(f) From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents, or further information regarding the business, assets, liabilities, financial position, projections, results of operations, or business prospects of the Borrower as the Lender reasonably may request.

  Section 6.5        Notice of Litigation and Other Matters.
                     --------------------------------------
  Prompt notice of the following events after the Borrower has, or in the exercise of reasonable diligence should have, received notice thereof:

(a) the commencement of all proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator against, or to the extent known to the Borrower, in any other way relating adversely to the Borrower or any Subsidiary of the Borrower, officers, directors or principal shareholders, or any of their respective properties, assets or businesses, but only to the extent the recovery sought is more than $100,000;

(b) Any material adverse change with respect to the business, assets, liabilities, financial position, results of operations, or business prospects of the Borrower or any of its Subsidiaries other than changes in the ordinary course of business the effects of which have not had a Materially Adverse Effect;

(c) Any Default or Event of Default or the occurrence or non-occurrence of any event which constitutes, or which with the passage of time or giving of notice (or both) would constitute a default by the Borrower or any

     Subsidiary under any material agreement other than this Agreement to which the Borrower or any Subsidiary is a party or by which its properties may be bound, giving in each case the details thereof and specifying the action proposed to be taken with respect thereto;

(d) The occurrence of any Reportable Event or a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan of the Borrower, any of its Subsidiaries or any of its ERISA Affiliates or the institution or threatened institution by the Pension Benefit Guaranty Corporation of proceedings under ERISA to terminate or to partially terminate any such Plan or the commencement or threatened commencement of any litigation regarding any such Plan or naming it or the Trustee of any such Plan with respect to such Plan; and

(e) The occurrence of any event subsequent to the Agreement Date which, if such event had occurred prior to the Agreement Date, would have constituted an exception to the representation and warranty in Sections 4.1(q) of this Agreement.



                         ARTICLE 7  Negative Covenants.
                                    ------------------

  So long as any of the Obligations is outstanding and unpaid or the Lender has any obligation to make Advances or to issue Letters of Credit hereunder, and unless the Lender shall otherwise consent in writing the Borrower hereby agrees that:

  Section 7.1    Indebtedness. The Borrower shall not, and shall not permit any
                 ------------
of its Subsidiaries to, create, assume, incur, or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness or liability on account of deposits or advances for borrowed money or for the deferred purchase price of any property or services, except:

  (a)  the Obligations;

  (b) Trade or accounts payable and/or similar obligations, and accrued expenses, incurred in the ordinary course of business, other than for borrowed money;

  (c) Indebtedness expressly subordinated to the Obligations upon terms approved in advance by the Lender, in writing;

  (d) Indebtedness existing on the date of this Agreement which is reflected in the financial statements delivered to the Lender in connection herewith;

  (e)  Indebtedness secured by Permitted Liens;

  (f) Indebtedness of the Borrower or any of the Subsidiaries to the Borrower or any other Subsidiary so long as such Indebtedness is unsecured;

  (g) Capitalized Lease Obligations to leasing companies incurred in the ordinary course of business, related to sales-type leases for vehicles sold;

  (h) Other Capitalized Lease Obligations not included in Section 7.1(g) hereof in an aggregate principal amount outstanding at any time not to exceed
$500,000;

  (i) Indebtedness under deferred compensation plans in an aggregate principal amount outstanding at any time not to exceed $1,000,000;

  (j) Other unsecured Indebtedness of the Borrower in an aggregate principal amount outstanding at any time not to exceed $1,000,000; and

  (k) Indebtedness in the form of Guaranties permitted by Section 7.5.

  Section 7.2        Limitation on Liens.  The Borrower shall not, and shall not
                     -------------------
permit any of its Subsidiaries to, create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its properties or assets, whether now owned or hereafter acquired, except for Permitted Liens.

  Section 7.3        Amendment and Waiver.  The Borrower shall not, and shall
                     --------------------
not permit any of its Subsidiaries to, enter into any amendment of, or agree to or accept or consent to any waiver of any of the material provisions of its articles or certificate of incorporation, by-laws or partnership agreement, as appropriate, which amendment or waiver is adverse to the interest of the Lender, or any amendment of any document relating to any subordinated debt of the Borrower or any of its Subsidiaries.

  Section 7.4        Liquidation; Merger; Change in Name; Disposition of Assets
                     ----------------------------------------------------------
    The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time, without the prior written consent of the Lender:

    (a)  Disposition of Assets. The Borrower shall not, and shall not permit any
         ---------------------
of its Subsidiaries to, at any time sell, lease, abandon, transfer, assign, swap, or otherwise dispose of any asset without the prior written consent of the Lender other than (i) obsolete or immaterial assets disposed of in the ordinary course of business; (ii) dispositions by the Borrower to a Subsidiary or between two (2) Subsidiaries and (iii) dispositions by the Borrower and its Subsidiaries in an aggregate amount not to exceed $250,000 in any fiscal year.

    (b) Liquidation or Merger. The Borrower shall not, and shall not permit any
        ---------------------
of its Subsidiaries to, at any time liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up, or enter into any merger, other than (so long as no Default then exists or would be caused thereby) (i) a merger among the Borrower and one or more of its Subsidiaries, provided the Borrower is the surviving corporation, or (ii) a merger between or among two (2) or more Subsidiaries of the Borrower, or (iii) an Acquisition permitted hereunder effected by a merger in which the surviving corporation is the Borrower, or is or becomes a Subsidiary of the Borrower.

    (c) Change in Name. The Borrower shall not, and shall not permit any of its
        --------------
Subsidiaries to, change its corporate name without giving the Lender thirty (30) days prior written notice of its intention to do so and complying with all reasonable requirements of the Lender in regard thereto.

  Section 7.5        Limitation on Guaranties.   The Borrower shall not, and
                     ------------------------
shall not permit any of its Subsidiaries to, at any time Guaranty, assume, be obligated with respect to, or permit to be outstanding any Guaranty of, any obligation of any other Person other than (a) a guaranty by endorsement of negotiable instruments for collection in the ordinary course of business, or (b) guaranties of the Borrower or any of its Subsidiaries entered into in connection with purchase money transactions with customers for the purchase of vehicles in the ordinary course of business of the Borrower or any of its Subsidiaries in an aggregate principal amount not to exceed $20,000,000, or (c) other Guaranties in an aggregate amount not to exceed $200,000.

  Section 7.6        Investments and Acquisitions.  The Borrower shall not, and
                     ----------------------------
shall not permit any of its Subsidiaries to, make any loan or advance, or otherwise acquire for consideration evidences of Indebtedness, Capital Stock or other securities of any Person or other assets or property (other than assets or property in the ordinary course of business), or make any Acquisition, except that so long as no Default then exists or would be caused thereby:

    (a) The Borrower and its Subsidiaries may, directly or through a brokerage account (i) purchase marketable, direct obligations of the United States of America, its agencies and instrumentalities maturing within three hundred sixty-five (365) days of the date of purchase, (ii) purchase commercial paper issued by corporations, each of which shall have a combined net worth of at least $100 million and each of which conducts a substantial part of its business in the United States of America, maturing within two hundred seventy (270) days from the date of the original issue thereof, and rated
"P-2" or better by Moody's Investors Service, Inc., or any successor, or "A-2" or better by Standard and Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor, and (iii) purchase repurchase agreements, bankers' acceptances, and certificates of deposit maturing within three hundred sixty-five (365) days of the date of purchase which are issued by, or time deposits maintained with, a United States national or state bank the deposits of which are insured by the Federal Deposit Insurance
Corporation or the Federal Savings and Loan Insurance Corporation and having capital, surplus and undivided profits totaling more than $100 million and rated "A" or better by Moody's Investors Service, Inc., or any successor, or Standard and Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor.

    (b)  Investments in Subsidiaries.

  Section 7.7        Affiliate Transactions.  Except as specifically provided
                     ----------------------
herein (including, without limitation, Section 7.1, 7.6, 7.7 and 7.14 hereof) and as may be described on Schedule 6 attached hereto, the Borrower shall not,
                           ----------
and shall not permit any of its Subsidiaries to, at any time engage in any transaction with an Affiliate, or make an assignment or other transfer of any of its properties or assets to any Affiliate, on terms less advantageous to the Borrower or such Subsidiary than would be the case if such transaction had been effected with a non-Affiliate.

  Section 7.8        Restricted Payments and Purchases. The Borrower shall not,
                     ---------------------------------
and shall not permit any of its Subsidiaries to, directly or indirectly declare or make any Restricted Payment or Restricted Purchase, or set aside any funds for any such purpose, except that so long as no Default then exists or would be caused thereby, the following transfers may be effected: (a) with respect to the Borrower, dividends of an aggregate amount not to exceed fifty percent (50%) of the Borrower's Net Income after taxes in any given year, as shown on the Borrower's audited annual consolidated financial statements; and (b) with respect to any of the Subsidiaries, any dividend paid solely to the Borrower.

  Section 7.9        Leverage Ratio.  As of the end of any fiscal quarter, the
                     --------------
Borrower shall not permit the Leverage Ratio to exceed 2.50:1.

  Section 7.10       Capitalization Ratio.  As of the end of any fiscal year,
                     --------------------
the Borrower shall not permit the Capitalization Ratio to exceed 0.50:1.

  Section 7.11        Minimum Tangible Net Worth.  The Borrower shall not
                      --------------------------
permit the Tangible Net Worth at the end of each fiscal quarter during the term of this Agreement to be less than $16,000,000 plus fifty percent (50%) of the cumulative, positive Adjusted Net Income generated from July 1, 1997 to the end of such fiscal quarter during which the computation of Tangible Net Worth is being made.

  Section 7.12        Fixed Charge Ratio.  As of the end of any fiscal quarter,
                      ------------------
the Borrower shall not permit the Fixed Charge Ratio to be less than 2.50:1.

  Section 7.13        ERISA Liabilities.   The Borrower shall not, and shall
                      -----------------
cause each of its ERISA Affiliates not to, (i) permit the assets of any of their respective Plans to be less than the amount necessary to provide all accrued benefits under such Plans, or (ii) enter into any Multiemployer Plan.

  Section 7.14        No Limitation on Upstream Dividends by Subsidiaries.
                      ---------------------------------------------------
    The Borrower shall not permit any Subsidiary to enter into or agree, or otherwise become subject, to any agreement, contract or other arrangement with any Person pursuant to the terms of which (a) such Subsidiary is or would be prohibited from or limited in declaring or paying any cash dividends or distributions on any class of its Capital Stock or any other ownership interests owned directly or indirectly by the Borrower or from making any other distribution on account of any class of any such Capital Stock or ownership interests (herein referred to as "Upstream Dividends") or (b) the declaration or payment of Upstream Dividends by a Subsidiary to the Borrower or to another Subsidiary, on an annual or cumulative or other basis, is or would be otherwise limited or restricted.

                              ARTICLE 8  Default
                                         -------

  Section 8.1        Events of Default.  Each of the following shall constitute
                     -----------------
an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule, or regulation of any governmental or non-governmental body:

    (a) Any representation or warranty made under this Agreement or any other Loan Document shall prove incorrect or misleading in any adverse material respect when made or deemed to be made pursuant to Section 4.2 hereof; or

    (b) The Borrower shall default in the payment of (i) any interest under any of the Notes or fees or other amounts, unremedied for fifteen (15) days, payable to the Lender under any of the Loan Documents, or any of them, when due, or
(ii) any principal under the Notes when due; or

    (c) The Borrower shall default in the performance or observance of any agreement or covenant contained in Article 6 or 7 hereof;

    (d) The Borrower shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 8.1, and such Default shall not be cured to the Lender's satisfaction within a period of thirty (30) days from the occurrence of such Default;

    (e) There shall occur any default in the performance or observance of any agreement or covenant or breach of any representation or warranty contained in any of the Loan Documents (other than this Agreement or as otherwise provided in Section 8.1 of this Agreement) by the Borrower, any of its Subsidiaries, or any other obligor thereunder, which shall not be cured within a period of thirty (30) days from the occurrence of such default; or

    (f) There shall be entered and remain unstayed a decree or order for relief in respect of the Borrower or any of the Borrower's Subsidiaries under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Borrower or any of the Borrower's Subsidiaries, or of any substantial part of their respective properties; or ordering the winding-up or liquidation of the affairs of the Borrower, or any of the Borrower's Subsidiaries; or an involuntary petition shall be filed against the Borrower or any of the Borrower's Subsidiaries and a temporary stay entered, and (i) such petition and stay shall not be diligently contested, or (ii) any such petition and stay shall continue undismissed for a period of sixty (60) consecutive days; or

    (g) The Borrower or any of the Borrower's Subsidiaries shall file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or the Borrower or any of the Borrower's Subsidiaries shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any of the Borrower's Subsidiaries or of any substantial part of their respective properties, or the Borrower or any of the Borrower's Subsidiaries shall be adjudicated insolvent; the Borrower shall suspend or discontinue its business; the Borrower or any of the Borrower's Subsidiaries shall have concealed or removed any of its property with the intent to hinder or defraud its creditors or shall have made a fraudulent or preferential transfer under any applicable fraudulent conveyance or bankruptcy law, or the Borrower or any of the Borrower's Subsidiaries shall take any action in furtherance of any such action; or

    (h) A judgment not covered by insurance shall be entered by any court against the Borrower or any of the Borrower's Subsidiaries for the payment of money which exceeds singly or in the aggregate with other such judgments, $500,000, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or any of the Borrower's Subsidiaries which, together with all other such property of the Borrower or any of the Borrower's Subsidiaries subject to other such process, exceeds in value $500,000 in the aggregate, and if, within thirty (30) days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal or removed to bond, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged or removed to bond; or

    (i) Any event shall occur which has a Materially Adverse Effect, which shall not be cured within a period of forty-five (45) days from such occurrence;

    (j) There shall be at any time any "accumulated funding deficiency," as defined in ERISA or in Section 412 of the Code, with respect to any Plan maintained by the Borrower or any of its Subsidiaries or any ERISA Affiliate, or to which the Borrower or any of its Subsidiaries or any ERISA Affiliate has any liabilities, or any trust created thereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan; or PBGC shall institute proceedings to terminate any such Plan; or the Borrower or any of its

Subsidiaries or any ERISA Affiliate shall incur any liability to PBGC in connection with the termination of any such Plan; or any Plan or trust created under any Plan of the Borrower or any of its Subsidiaries or any ERISA Affiliate shall engage in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any such Plan, any trust created thereunder, any trustee or administrator thereof, or any party dealing with any such Plan or trust to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code; or

    (k) There shall occur (i) any default under any other document, instrument or agreement relating to any Indebtedness of the Borrower or any of the Borrower's Subsidiaries having an aggregate principal amount exceeding $500,000; or (ii) any event which directly or indirectly causes the Borrower or any of its Subsidiaries to be required to offer to prepay any Indebtedness or which directly or indirectly gives any holder of any Indebtedness of the Borrower or any of its Subsidiaries the right to require the Borrower or any of its Subsidiaries to prepay any such Indebtedness under any other document, instrument or agreement relating to any Indebtedness of the Borrower or any of the Borrower's Subsidiaries having an aggregate principal amount exceeding $500,000; or (iii) any default under any Interest Rate Hedge Agreement having a notional principal amount of $250,000 or more; or

    (l) A proceeding shall be commenced by the Borrower or any of the Borrower's Subsidiaries or any shareholder, or by any governmental authority having jurisdiction over the Borrower or any of the Borrower's Subsidiaries or any shareholder, seeking to establish the invalidity or unenforceability of any Loan Document (exclusive of questions of interpretation of any provision thereof), or the Borrower or any of the Borrower's Subsidiaries shall deny that it has any liability or obligation for the payment of principal or interest purported to be created under any Loan Document regardless of any changes in Law effecting the enforceability of any Loan Document.

  Section 8.2     Remedies. If an Event of Default shall have occurred and
                  --------
shall be continuing,

    (a) With the exception of an Event of Default specified in Section 8.1(f) or
(g), the Lender shall have the right and option, in its sole discretion, to do any one or more of the following: (i) terminate the Commitment; and (ii) declare the principal of and interest on the Loans and the Notes, all other amounts owed under this Agreement and the Notes, and all other Obligations to be forthwith due and payable, whereupon all such amounts shall immediately become absolute and due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding, and whereupon all such amounts shall be immediately due and payable, and the Commitment shall thereupon forthwith terminate;

    (b) Upon the occurrence and continuance of an Event of Default specified in
Section 8.1(f) or (g), such principal, interest, and other amounts and other Obligations shall thereupon and concurrently therewith become absolute and due and payable, and the Commitment shall forthwith terminate, all without any action by the Lender or any holder of the Notes and without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, anything in this Agreement or the Notes to the contrary notwithstanding;

    (c) The Lender shall have the right and option to exercise all of the post-default rights granted to it under the Loan Documents;

    (d) The Lender shall have the right and option to exercise all rights and remedies available to it at law or in equity, including, without limitation, the appointment of a receiver.

  Section 8.3        Payments Subsequent to Declaration of Event of Default.
                     ------------------------------------------------------
    Subsequent to the acceleration of the Loans under Section 8.2 hereof, payments and prepayments under this Agreement made to Lender or otherwise received by such Person shall be distributed as follows: first, to the Lender's
                                                          -----
reasonable costs and expenses, if any, incurred in connection with the collection of such payment or prepayment and all amounts under Section 11.2(b) and (c); second, to the Lender for any fees hereunder or under any of the other
         ------
Loan Documents then due and payable; third, to the Lender on the basis of its
                                     -----
unpaid principal amounts (except as provided in Section 2.2(e)), to the payment of any unpaid interest which may have accrued on the Obligations; fourth, to the
                                                                  ------
Lender until all Loans have been paid in full; fifth, to the Lender, to the
                                               -----
payment of any other unpaid Obligations; and sixth, to the Borrower or as
                                             -----
otherwise required by law.


                      ARTICLE 9  Change in Circumstances
                           Affecting LIBOR Advances
                           ------------------------

  Section 9.1        LIBOR Basis Determination Inadequate.  If with respect to
                     ------------------------------------
any proposed LIBOR Advance for any Interest Period, the Lender determines that deposits in dollars (in the applicable amount) are not being offered to the Lender in the relevant market for such Interest Period, the Lender shall forthwith give notice thereof to the Borrower, whereupon until the Lender notifies the Borrower that the circumstances giving rise to such situation no longer exist, the obligations of the Lender to make LIBOR Advances shall be suspended.

  Section 9.2        Illegality.  If after the date hereof, the adoption of any
                     ----------
Applicable Law, or any change in any Applicable Law (whether adopted before or after the Agreement Date), or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for the Lender to make, maintain or fund LIBOR Advances, the Lender shall forthwith give notice thereof to the Borrower. Before giving any notice pursuant to this Section 10.2, the Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the sole judgment of the Lender, be otherwise materially disadvantageous to the Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, the Borrower shall repay in full the then outstanding principal amount of each affected LIBOR Advance of the Lender, together with accrued interest thereon and any reimbursement required under Section 2.10 hereof, on either (a) the last day of the then current Interest Period applicable to such affected LIBOR Advances if the Lender may lawfully continue to maintain and fund such LIBOR Advances to such day or (b) immediately if the Lender may not lawfully continue to fund and maintain such affected LIBOR Advances to such day. Concurrently with repaying each affected LIBOR Advance of the Lender, notwithstanding anything contained in Article 2 or Article 3 hereof, the Borrower shall borrow a Prime Rate Advance from the Lender, and the Lender shall make such Advance in an amount such that the outstanding principal amount of the affected Note or Notes held by such Lender shall equal the outstanding principal amount of such Note or Notes immediately prior to such repayment.

  Section 9.3        Increased Costs.
                     ---------------

(a) If after the date hereof, the adoption of any Applicable Law, or any change in any Applicable Law (whether adopted before or after the Agreement Date), or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender with any directive (whether or not having the force of law) of any such authority, central bank or comparable agency:


     (i) shall subject the Lender to any tax, duty or other charge with respect to its obligation to make LIBOR Advances, or its LIBOR Advances, or shall change the basis of taxation of payments to the Lender of the principal of or interest on its LIBOR Advances or in respect of any other amounts due under this Agreement, in respect of its LIBOR Advances or its obligation to make LIBOR Advances (except for changes in the rate or method of calculation of tax on the overall net income of the Lender); or


     (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any included in an applicable LIBOR Reserve Percentage), special deposit, capital adequacy, assessment or other requirement or condition against assets of, deposits with or for the account of, or commitments or credit extended by, any Lender or shall impose on the Lender or the London interbank LIBOR market any other condition affecting its obligation to make such LIBOR Advances or its LIBOR Advances;


and the result of any of the foregoing is to increase the cost to the Lender of making or maintaining any such LIBOR Advances, or to reduce the amount of any sum received or receivable by the Lender under this Agreement or under any of its Notes with respect thereto, then, on a date within five (5) days after demand by the Lender, the Borrower agrees to pay to the Lender such additional amount or amounts as will compensate the Lender for such increased costs or reduction. The Lender will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Lender to compensation pursuant to this Section 9.3 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of the Lender made in good faith, be otherwise disadvantageous to the Lender.

(b) Upon claiming compensation under this Section 9.3 the Lender shall provide the Borrower with a written certificate within forty-five (45) days of the incurrence of such costs setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor in reasonable detail. Such certificate shall be presumptively correct. In determining such amount, the Lender may use any reasonable averaging and attribution methods. If the Lender demands compensation under this Section 9.3, the Borrower may at any time, upon at least five (5) Business Days' prior notice to the Lender, prepay in full the then outstanding affected LIBOR Advances of the Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.10 hereof. Concurrently with prepaying such LIBOR Advances the Borrower shall borrow a Prime Rate Advance, or a LIBOR Advance not so affected, from the Lender, and the Lender shall make such Advance in an amount such that the outstanding principal amount of the affected Note or Notes held by the Lender shall equal the outstanding principal amount of such Note or Notes immediately prior to such prepayment.

  Section 9.4        Effect On Other Advances. If notice has been given
                     ------------------------
pursuant to Section 9.1, 9.2 or 9.3 suspending the obligation of the Lender to make any LIBOR Advance, or requiring LIBOR Advances of the Lender to be repaid or prepaid, then, unless and until the Lender notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made by the Lender as the type of LIBOR Advances affected shall, at the option of the Borrower, be made instead as Prime Rate Advances.


                           ARTICLE 10  Miscellaneous.
                                       -------------

  Section 10.1        Notices.
                      -------

 (a) All notices and other communications required or permitted under this Agreement shall be in writing and, if mailed by prepaid first-class mail or certified mail, return receipt requested, at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, shall be deemed to have been received on the earlier of the date shown on the receipt or three (3) Business Days after the official postmarked date thereof and, if telecopied, shall be followed forthwith by letter and shall be deemed to have been received on the next Business Day following dispatch and acknowledgment of receipt by the recipient's telecopy machine. In addition, notices hereunder may be delivered by hand or overnight courier, in which event the notice shall be deemed effective when delivered. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

     (i)  If to the Borrower, to it at:


               Metrotrans Corporation
               777 Greenbelt Parkway
               Griffin, Georgia  30223
               Attn:  Richard M. Bruno
               Telecopy:  (770) 229-1422

  with a copy to:

               Long, Aldridge & Norman
               One Peachtree Center, Suite 5300
               303 Peachtree Street, N.E.
               Attn:  Sherie Shortridge Holmes, Esq.
               Telecopy:  (404) 527-4198


     (ii) If to the Lender, to it at:

               NationsBank, N.A.
               Atlanta Commercial Division
               19th Floor
               600 Peachtree Street, N.E.
               Atlanta, Georgia  30308
               Attn:  David B. Jackson
               Telecopy:  (404) 607-6343
  with a copy to:

               Powell, Goldstein, Frazer & Murphy LLP
               191 Peachtree Street, N.E.
               Sixteenth Floor
               Atlanta, Georgia  30303
               Attn:  Cindy A. Brazell, Esq.
               Telecopy:  (404) 572-6999

(b) Any party hereto may change the address to which notices shall be directed under this Section 10.1 by giving ten (10) days' written notice of such change to the other parties.

  Section 10.2        Expenses.  The Borrower will promptly pay:
                      --------

(a) Upon closing of this Agreement, all reasonable out-of-pocket expenses actually incurred by the Lender in connection with the preparation, negotiation, execution, and delivery of this Agreement, the Note and the other Loan Documents, including all post-closing matters, and the transactions contemplated hereunder and thereunder and the making of the initial Advance hereunder whether or not the initial Advance is made, including, but not limited to, title and other insurance premiums, recording fees and intangible, documentary stamp and other taxes and the reasonable attorneys' fees and disbursements of external counsel for the Lender;

(b) All reasonable out-of-pocket expenses actually incurred by the Lender in connection with the administration of the Loan and the Loan Documents in accordance with the provisions thereof, the restructuring, refinancing and "work-out" of the transaction herein contemplated, and the preparation, negotiation, execution, and delivery of any waiver, amendment, or consent by the Lender relating to this Agreement or the other Loan Documents, including, but not limited to, the reasonable attorneys' fees and disbursements of external counsel for the Lender; and

(c) All reasonable costs and reasonable out-of-pocket expenses of obtaining performance under this Agreement or the other Loan Documents and all reasonable costs and reasonable out-of-pocket expenses of collection if default is made in the payment of the Note, which in each case shall include reasonable fees and expenses of external counsel for the Lender actually incurred by the Lender.

  Section 10.3        Waivers.  The rights and remedies of the Lender under
                      -------
this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No failure or delay by the Lender in exercising any right shall operate as a waiver of it. The Lender expressly reserves the right to require strict compliance with the terms of this Agreement in connection with any funding of a request for an Advance. In the event the Lender decides to fund a request for an Advance at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by the Lender shall not be deemed to constitute an undertaking by the Lender to fund any further requests for Advances or preclude the Lender from exercising any rights available to the Lender under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Lender shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by the Lender at variance with the terms of this Agreement such as to require further notice by the Lender of the Lender's intent to require strict adherence to the terms of this Agreement in the future. Any such actions shall not in any way affect the ability of the Lender, in its sole discretion, to exercise any rights available to it under this Agreement or under any other agreement, whether or not the Lender is a party, relating to the Borrower.

  Section 10.4        Set-Off.  In addition to any rights now or hereafter
                      -------
granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence and during the continuance of a Default or an Event of Default, the Lender and any subsequent holder of the Notes are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower, or to any other Person, any such notice being hereby expressly waived, to set-off, to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by the Lender or such holder to or for the credit or the account of the Borrower, as the case may be, against and on account of the obligations and liabilities of the Borrower, as the case may be, to the Lender or such holder under this Agreement, the Notes, and any other Loan Document, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Notes, or any other Loan Document, irrespective of whether or not (a) the Lender or the holder of the Notes shall have made any demand hereunder or (b) the Lender shall have declared the principal of and interest on the Loan and the Notes and other amounts due hereunder to be due and payable as permitted by Section 8.2 hereof and although said obligations and liabilities, or any of them, shall be contingent or unmatured.

  Section 10.5        Assignment.
                      ----------

(a) The Borrower may not assign or transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of the Lender.

(b) The Lender may at any time grant participations in or, with the Borrower's consent prior to a Default hereunder, sell, assign, transfer, or otherwise dispose of, all or any portion of the Indebtedness of the Borrower outstanding pursuant to this Agreement and any Note; provided, that the
                                                          --------------
     costs and expenses of any such assignee or participant in connection with the entering into of such assignment or participation shall be the sole responsibility of such assignee or participant. The Borrower hereby agrees that any holder of a participation in, and any assignee or transferee of, all or any portion of any amount owed by the Borrower under this Agreement and any Note (i) shall be entitled to the benefits of the provisions of this Agreement as the Lender hereunder, and (ii) may exercise any and all rights of banker's lien, set-off, or counterclaim with respect to any and all amounts owed by the Borrower to such assignee, transferee, or holder as fully as if such assignee, transferee, or holder had made the Loans in the amount of the obligation in which it holds a participation or which is assigned or transferred to it.

(c) Except as specifically set forth in Section 9.5(b) hereof, nothing in this Agreement or the Notes, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy, or other claim under this Agreement or the Notes.

  Section 10.6        Counterparts.  This Agreement may be executed in any
                      ------------
number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

  Section 10.7        GOVERNING LAW.  THE PARTIES HEREBY ACKNOWLEDGE AND AGREE
                      -------------
THAT (A) THIS LOAN AGREEMENT AND THE NOTES HAVE, IN PART, BEEN NEGOTIATED IN, EXECUTED AND DELIVERED IN, AND WILL PARTIALLY BE PERFORMED IN, THE STATE OF GEORGIA, AND (B) ALL ADVANCES UNDER THE LOAN WILL BE MADE IN GEORGIA, AND (C) THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF GEORGIA.

  Section 10.8        Severability.  Any provision of this Agreement which is
                      ------------
prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

  Section 10.9        Interest and Charges.  The Borrower and the Lender hereby
                      --------------------
agree that (a) the only charge imposed by the Lender upon the Borrower for the use of money in connection with the Loans is and shall be the interest expressed herein, as provided in Section 2.3 hereof and in the Notes, and the loan fee described in Section 2.4(a) hereof and (b) all other charges imposed by the Lender upon the Borrower in connection with the Loans, including, without limitation, any fees, default and late charges, and charges for taxes and reserve requirements, are and shall be deemed to be charges made to compensate the Lender for administrative services and costs, and other services and costs performed and incurred, and to be performed and incurred, by the Lender in connection with the Loans, and shall under no circumstances be deemed to be charges for the use of money. All charges referred to in herein shall be fully earned when due and non-refundable when paid.

  Section 10.10        Headings.  Headings used in this Agreement are for
                       --------
convenience only and shall not be used in connection with the interpretation of any provision hereof.

  Section 10.11        Pronouns.  The pronouns used herein shall include, when
                       --------
appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

  Section 10.12        Entire Agreement; Amendments.  This Agreement and the
                       ----------------------------
other Loan Documents represent the entire agreement between the Borrower and the Lender with respect to the subject matter of this transaction. No amendment or modification of the terms and provisions of this Agreement shall be effective unless in writing and signed by the Lender and the Borrower.

  Section 10.13        Mediation.  The Lender and the Borrower agree that any
                       ---------
and all disputes arising out of or related to the execution of this Agreement or other Loan Documents arising from this Agreement, or the performance thereunder shall be submitted to non-binding mediation. The cost of the mediation is to be shared equally by the Lender and the Borrower. The parties further agree as follows:

     1. They each will make a good faith effort to resolve any and all disputes pursuant to the mediation provision.

     2. They each will have parties present at the mediation session who have authority to resolve any pending disputes between the parties.

     3. They each will devote and set aside whatever time is needed to seek a resolution of any disputes between the parties.

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

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused it to be executed under seal by their duly authorized officers, all as of the day and year first above written.


BORROWER:                                METROTRANS CORPORATION

                                         By:
                                            ------------------------
                                            Name:
                                                 -------------------
                                            Title:
                                                  ------------------


                                            [CORPORATE SEAL]



LENDER:                                  NATIONSBANK, N.A.


                                         By:
                                            ------------------------
                                              David B. Jackson
                                              Senior Vice President

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